Exhibit 10.32

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED
Published CUSIP Numbers:
Deal: 09738TAA4
Revolver: 09738TAB2
Term Loan: 09738TAC0

CREDIT AGREEMENT

Dated as of February 26, 2019

among

BOINGO WIRELESS, INC.

and

NEW YORK TELECOM PARTNERS, LLC,

as the Borrowers,

CERTAIN DOMESTIC SUBSIDIARIES OF BOINGO WIRELESS, INC.,
as the Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C Issuer,

SILICON VALLEY BANK,
as Syndication Agent,

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Sole Lead Arranger and Sole Bookrunner

i

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		73

5.01	Conditions of Initial Credit Extension	73
5.02	Conditions to all Credit Extensions	76

ARTICLE VI REPRESENTATIONS AND WARRANTIES		77

6.01	Existence, Qualification and Power	77
6.02	Authorization; No Contravention	77
6.03	Governmental Authorization; Other Consents	77
6.04	Binding Effect	77
6.05	Financial Statements; No Material Adverse Effect	77
6.06	Litigation	78
6.07	No Default	78
6.08	Ownership of Property; Liens	78
6.09	Environmental Compliance	79
6.10	Insurance	79
6.11	Taxes	79
6.12	ERISA Compliance	80
6.13	Subsidiaries	81
6.14	Margin Regulations; Investment Company Act	81
6.15	Disclosure	81
6.16	Compliance with Laws	81
6.17	Intellectual Property; Licenses, Etc.	82
6.18	Solvency	82
6.19	Perfection of Security Interests in the Collateral	82
6.20	Business Locations	82
6.21	Labor Matters	82
6.22	Government Sanctions	82
6.23	PATRIOT Act	83
6.24	Anti-Corruption Laws	83
6.25	No EEA Financial Institution	83

ARTICLE VII AFFIRMATIVE COVENANTS		83

7.01	Financial Statements	83
7.02	Certificates; Other Information	84
7.03	Notices	86
7.04	Payment of Obligations	87
7.05	Preservation of Existence, Etc.	87
7.06	Maintenance of Properties	87
7.07	Maintenance of Insurance	87
7.08	Compliance with Laws	88
7.09	Books and Records	88
7.10	Inspection Rights	88
7.11	Use of Proceeds	88
7.12	Additional Subsidiaries	88
7.13	ERISA Compliance	89
7.14	Pledged Assets	89
7.15	Accounts	90
7.16	Post-Closing Obligations	90

ARTICLE VIII NEGATIVE COVENANTS		90

8.01	Liens	90
8.02	Investments	92
8.03	Indebtedness	93
8.04	Fundamental Changes	95
8.05	Dispositions	95
8.06	Restricted Payments	95
8.07	Change in Nature of Business	96
8.08	Transactions with Affiliates and Insiders	96
8.09	Burdensome Agreements	96
8.10	Use of Proceeds	97
8.11	Financial Covenants	97
8.12	Prepayment of Other Indebtedness, Etc.	97
8.13	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Accounting Changes	98
8.14	Ownership of Subsidiaries	98
8.15	Sale Leasebacks	98
8.16	Sanctions	98
8.17	Anti-Corruption Laws	98
8.18	Amendment to Material Contracts	99
8.19	Capital Expenditures	99

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		99

9.01	Events of Default	99
9.02	Remedies Upon Event of Default	101
9.03	Application of Funds	102

ARTICLE X ADMINISTRATIVE AGENT		103

10.01	Appointment and Authority	103
10.02	Rights as a Lender	104
10.03	Exculpatory Provisions	104
10.04	Reliance by Administrative Agent	105
10.05	Delegation of Duties	105
10.06	Resignation of Administrative Agent	105
10.07	Non-Reliance on Administrative Agent and Other Lenders	107
10.08	No Other Duties; Etc.	107
10.09	Administrative Agent May File Proofs of Claim	107
10.10	Collateral and Guaranty Matters	109
10.11	Treasury Management Banks and Swap Banks	109
10.12	Lender ERISA Representations	110

ARTICLE XI MISCELLANEOUS		111

11.01	Amendments, Etc.	111
11.02	Notices and Other Communications; Facsimile Copies	113
11.03	No Waiver; Cumulative Remedies; Enforcement	115
11.04	Expenses; Indemnity; and Damage Waiver	116
11.05	Payments Set Aside	118
11.06	Successors and Assigns	118
11.07	Treatment of Certain Information; Confidentiality	122
11.08	Set-off	123

11.09	Interest Rate Limitation	124
11.10	Counterparts; Integration; Effectiveness	124
11.11	Survival of Representations and Warranties	125
11.12	Severability	125
11.13	Replacement of Lenders	125
11.14	Governing Law; Jurisdiction; Etc.	126
11.15	Waiver of Right to Trial by Jury	127
11.16	Electronic Execution of Assignments and Certain Other Documents	127
11.17	USA PATRIOT Act	128
11.18	No Advisory or Fiduciary Relationship	128
11.19	Appointment of Company	128
11.20	Joint and Several Liability of Borrowers, Etc.	129
11.21	California Judicial Reference	130
11.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	130
11.23	Entire Agreement	131

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
2.03	L/C Commitments
6.10	Insurance
6.13	Subsidiaries
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Taxpayer and Organizational Identification Numbers
6.20(c)	Changes in Legal Name, State of Formation and Structure
7.02(j)	NY MTA Project Budget Requirements
7.15	Excluded Accounts
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Swing Line Loan Notice
C	Form of Revolving Note
D	Form of Swing Line Note
E	Form of Term Note
F	Form of Compliance Certificate
G	Form of Joinder Agreement
H	Form of Assignment and Assumption
I	Forms of U.S. Tax Compliance Certificates
J	Form of Secured Party Designation Notice
K	Form of Notice of Loan Prepayment
L	Form of Letter of Credit Report

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*CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 26, 2019 among BOINGO WIRELESS, INC., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined below), the Lenders (as defined below) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Borrowers have requested that the Lenders provide (a) a $150,000,000 revolving credit facility to the Company and (b) a $3,500,000 term loan facility to NY Telecom, in each case, for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01                    Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“1.00% Convertible Notes” means those certain 1.00% convertible senior notes of the Company due October 1, 2023 in an initial aggregate principal amount of $201,250,000 issued pursuant to the 1.00% Convertible Notes Indenture.

“1.00% Convertible Notes Documents” means the 1.00% Convertible Notes, the 1.00% Convertible Notes Indenture and all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of the Company, pursuant to the foregoing.

“1.00% Convertible Notes Indenture” means the indenture dated as of October 5, 2018 between the Company and Wilmington Trust, National Association, as trustee.

“2019 Restricted Stock Unit Settlement” means any cash settlement by the Company during the fiscal year ending December 31, 2019 of restricted stock units issued to employees of the Company; provided, that, the aggregate amount of all such 2019 Restricted Stock Unit Settlements shall not exceed $37,500,000.

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.  The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Closing Date is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

“Agreement” means this Credit Agreement.

“Alternative Currency” means, with respect to Letters of Credit, each of Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.08; provided, that, for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the applicable L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Percentage” means, with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided, that, if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (b) with respect to such Lender’s portion of the outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term Loan held by such Lender at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, with respect to Revolving Loans, the Term Loan, Swing Line Loans, Letters of Credit and the Commitment Fee, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Pricing Tier	Consolidated Total Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
1	> 3.50 to 1.0	0.500%	2.75%	2.75%	1.75%

Pricing Tier	Consolidated Total Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
2	< 3.50 to 1.0 but > 2.75 to 1.0	0.375%	2.25%	2.25%	1.25%
3	< 2.75 to 1.0	0.250%	1.75%	1.75%	0.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, that, if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Total Leverage Ratio contained in such Compliance Certificate.  Subject to the proviso in the immediately preceding sentence, the Applicable Rate in effect from the Closing Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b) for the fiscal year ending December 31, 2018 shall be determined based upon Pricing Tier 3.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the applicable L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Company and its

Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Availability Period” means the period from and including the first Business Day following the date on which Initial Budgets for all NY MTA Projects have been delivered pursuant to Section  7.02(j), to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means that certain fee letter agreement, dated as of October 31, 2018 among the Company, Bank of America and MLPFS.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means each of the following: (a) a borrowing of Swing Line Loans pursuant to Section 2.04 and (b) a borrowing consisting of simultaneous Loans of the same Type and, in the case of

Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Businesses” means, at any time, a collective reference to the businesses operated by the Company and its Subsidiaries at such time.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capped Call Transactions” means one or more capped call options (or substantively equivalent derivative transaction) referencing the Company’s Equity Interests and purchased by the Company in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding); provided, that, the purchase price for any such Capped Call Transaction shall not exceed the net proceeds received by the Company from the issuance of such Convertible Bond Indebtedness in connection with such Capped Call Transaction.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer benefiting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d).

“Cash on Hand” means, as of any date of determination, the sum (without duplication) of (a) cash generated from the Company and its Subsidiaries’ operations and not representing the proceeds of any Indebtedness of the Company or any Subsidiary (other than, for the avoidance of doubt, proceeds from the issuance of the 1.00% Convertible Notes, as described in clause (c) below) plus (b) cash representing the proceeds of any issuance of any Equity Interests of the Company plus (c) cash representing the proceeds from the issuance of the 1.00% Convertible Notes, in each case, that is unrestricted and held in accounts of the Loan Parties or in the possession of the Loan Parties on such date.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)                               any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)                              during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)                               the Company shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the outstanding economic and voting Equity Interests of NY Telecom.

“Closing Date” means the date hereof.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 or any of the Loan Documents.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender and the Term Loan Commitment of such Lender.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Concourse Chicago” means Chicago Concourse Development Group, LLC, a Delaware limited liability company.

“Concourse Detroit” means Concourse Communications Detroit, LLC, a Delaware limited liability company.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, that, Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition or (b) Permitted Acquisitions.

“Consolidated Cash Taxes” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) any non-cash stock-based compensation expense for such period, (v) any other non-cash charges, expenses or losses for such period (excluding write-downs of accounts receivable and any other non-cash charges, expenses or losses to the extent representing accruals of or reserves for cash items in any future period or an amortization of a prepaid cash expense), (vi) any cash charges for such period that are infrequent and unusual; provided, that, the aggregate amount added pursuant to this clause (vi) shall not exceed ten percent (10%) of Consolidated EBITDA (determined prior to giving effect to the add-back in this clause (vi)) for such period and (vii) non-recurring transaction fees and expenses for such period in connection with Convertible Bond Indebtedness incurred in reliance on Section 8.03(n), all as determined in accordance with GAAP, minus (b) the following (without duplication) to the extent included in calculating such Consolidated Net Income: (i) all non-cash income or gains for such period, (ii) federal, state, local and foreign income tax credits of the Company and its Subsidiaries during such period and (iii) cash gains for such period that are infrequent and unusual.  To the extent included in Consolidated Net Income, any non-cash gains or losses from the mark-to-market of Swap Contracts shall be excluded from the calculation of Consolidated EBITDA.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDA for the period of the four fiscal quarters most recently ended minus (ii) Consolidated Cash Taxes for such period minus (iii) an amount equal to the lesser of (A) Consolidated Capital Expenditures for such period and (B) three percent (3%) of Consolidated Revenues for such period to (b) Consolidated Fixed Charges for the period of the four fiscal quarters most recently ended.

“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the cash portion of Consolidated Interest Charges for such period plus (b) Consolidated Scheduled Funded Debt Payments for such period plus (c) the amount of cash Restricted Payments made by the Loan Parties during such period (other than the aggregate amount of all 2019 Restricted Stock Unit Settlements made during such period).  Notwithstanding the foregoing, for any calculation of Consolidated Fixed Charges occurring prior to the one-year anniversary of the Closing Date, actual cash Consolidated Interest Charges from the Closing Date through the applicable fiscal quarter end shall be annualized for purposes of calculating the cash portion of Consolidated Interest Charges for the relevant calculation period of four fiscal quarters.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for that period (excluding (a) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Company’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income and (b) any income (or loss) for such period of any Person if such Person is not the Company or a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Company as described in clause (a) hereof)), as determined in accordance with GAAP.

“Consolidated Revenues” means, for any period, for the Company and its Subsidiaries on a consolidated basis, total revenues as determined in accordance with GAAP.

“Consolidated Scheduled Funded Debt Payments” means for any period for the Company and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness, as determined in accordance with GAAP.  For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness in respect of Capital Leases, Securitization Transactions and Synthetic Leases and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness that is secured by a Lien on any property of the Company or any Subsidiary (other than any Consolidated Funded Indebtedness that is contractually subordinated in right of payment to the Obligations) as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Convertible Bond Indebtedness” means Indebtedness (including, for the avoidance of doubt, the 1.00% Convertible Notes) having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into, or by reference to, Equity Interests of the Company.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, that, with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, an L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, an L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Account Control Agreement” means any account control agreement by and among a Loan Party, the applicable depository bank (or securities intermediary, as the case may be) and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition to any Person (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division, but excluding: (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b)  the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business (in each case, as determined in the good faith judgment of the Company) of any Loan Party and its Subsidiaries, (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that, if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, and (d) any Involuntary Disposition.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the applicable L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Company or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition.  For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elauwit Acquisition” means the Acquisition by the Company or a Subsidiary of certain specified assets of Elauwit Networks, LLC, pursuant to, and as more particularly described in, the Elauwit

Acquisition Agreement, in exchange for the “Purchase Price” defined in the Elauwit Acquisition Agreement.

“Elauwit Acquisition Agreement” means that certain Asset Purchase Agreement dated as of August 1, 2018, among the Company, Boingo MDU, LLC, a Delaware limited liability company, Elauwit Networks, LLC and certain affiliates of Elauwit Networks, LLC, together with all exhibits and schedules thereto.

“Elauwit Acquisition Documents” means the Elauwit Acquisition Agreement and all other agreements, instruments and documents executed and delivered in connection with the Elauwit Acquisition Agreement.

“Elauwit Earn Out Obligations” means all obligations of the Company or any Subsidiary to make the “Earnout Payments” (as defined in the Elauwit Acquisition Agreement).

“Elauwit Holdback” means the remaining payment obligations of the Company or any Subsidiary owed to “Seller” (as defined in the Elauwit Acquisition Agreement) pursuant to the Elauwit Acquisition Agreement in respect of the “Indemnification Holdback Amount” and “Consent Pro-Rata Amounts” (each as defined in the Elauwit Acquisition Agreement).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)) or for purposes of an assignment permitted pursuant to Section 10.09, any acquisition vehicle formed pursuant to Section 10.09 in connection with any credit bid.

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the L/C Issuers in such market and as to which a Dollar Equivalent may be readily calculated.  If, after the designation by the L/C Issuers of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, results in, in the reasonable opinion of an L/C Issuer, (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) the provision for such currency becoming impracticable for such L/C Issuer or (d) such currency no longer being one in which such L/C Issuer is willing to make such Credit Extensions (each of the foregoing clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.  Notwithstanding the foregoing, “Equity Interests” shall not include any Convertible Bond Indebtedness or any Capped Call Transaction.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurodollar Rate” means:

(a)                               for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                              for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at approximately 11:00 a.m., London time, determined two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that date;

provided, that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice (provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent) and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Accounts” means those deposit and operating accounts of the Loan Parties set forth on Schedule 7.15.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real property, (b) any owned or leased personal property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (c) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (d) the Equity Interests of any direct Foreign Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (e) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property and (f) any assets as to which the Administrative Agent and the Company agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Subsidiary” means Concourse Detroit; provided, that, Concourse Detroit shall cease to be an “Excluded Subsidiary” on any date that, for the period of four consecutive fiscal quarters of the Company most recently ended prior to such date, Concourse Detroit generates any revenue or otherwise has any portion of Consolidated Revenues attributable to it.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary and the facilities and properties where any Loan Party or any Subsidiary has licensed the right to use property in the ordinary course of its business.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) the Bank of America Fee Letter and (b) the SVB Fee Letter.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations in respect of Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                               all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                              all purchase money Indebtedness;

(c)                               the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)          all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e)                               all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created (unless subject to a bona fide dispute)), including, without limitation, any Earn Out Obligations (including, for the avoidance of doubt, the Elauwit Earn Out Obligations);

(f)           the Attributable Indebtedness of such Person in respect of Capital Leases, Securitization Transactions and Synthetic Leases;

(g)                               all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)          all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i)                                  all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j)           all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion of the related primary obligation, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) each Domestic Subsidiary identified as a “Guarantor” on the signature pages hereto, (b) each other Person that joins as a Guarantor pursuant to Section 7.12, (c) with respect to (i) Obligations under any Secured Swap Agreement, (ii) Obligations under any Secured Treasury Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, each Borrower and (d) the successors and permitted assigns of the foregoing; provided, that, it is understood and agreed that Concourse Detroit shall not be required to become a “Guarantor” hereunder until such time as it no longer satisfies the condition set forth in the definition of “Excluded Subsidiary”.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified in Section 3.03.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                               all Funded Indebtedness;

(b)                              the Swap Termination Value of any Swap Contract;

(c)                               all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d)                              all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Budget” has the meaning set forth in Section 7.02(j).

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, that, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice; provided, that:

(a)                               any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                              any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                               no Interest Period with respect to any Loan shall extend beyond the Maturity Date.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended September 30, 2018, including balance sheets and statements of income or operations, stockholders’ equity and cash flows.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IP Rights” has the meaning specified in Section 6.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit G executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Commitment” means, as to each L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such L/C Issuer’s name on Schedule 2.03, as such amount may be adjusted from time to time in accordance with this Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America in its capacity as an issuer of Letters of Credit hereunder (including as the issuer of Existing Letters of Credits issued by it), (b) Silicon Valley Bank, in its capacity as an issuer of Letters of Credit hereunder (including as the issuer of Existing Letters of Credits issued by it), or (c) any successor issuer of Letters of Credit hereunder.  All singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit or all L/C Issuers, as the context may require.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each Person that executes a lender joinder agreement or commitment agreement in accordance with Section 2.02(f) and their respective successors and assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.  Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit L or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $60,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

“LIBOR Rate” has the meaning specified in the definition of “Eurodollar Rate”.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.08.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrowers).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, as of any date of determination, an amount equal to (a) unrestricted cash and Cash Equivalents of the Loan Parties at such date that would be set forth on a consolidating balance sheet of the Company and its Subsidiaries for such date plus (b) availability under the Aggregate Revolving Commitments as of such date, solely to the extent that if such availability was to be drawn by the Company at such time, the Loan Parties, upon giving Pro Forma Effect to the incurrence of such Indebtedness, would be in compliance with the financial covenants set forth in Sections 8.11(a) and (b) as of the most recent fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b), as certified to the Administrative Agent by the Company in a certificate in form and substance reasonably satisfactory to the Administrative Agent.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, Swing Line Loan or Term Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement, each Collateral Document, each Fee Letter and any other agreement, instrument or document designated by its terms as a “Loan Document” (but specifically excluding Secured Swap Agreements and Secured Treasury Management Agreements).

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document; (c) a material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means April 3, 2023.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii), (a)(iii) or (a)(iv), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their reasonable discretion.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and bookrunner.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” means the Revolving Notes, the Swing Line Note and/or the Term Notes, individually or collectively, as appropriate.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be in substantially the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“NY MTA Projects” means those certain projects undertaken by Boingo LLC to design, build, operate and/or maintain wireless services for (a) the Long Island Railroad Atlantic Branch and associated stations, pursuant to the License Agreement for the Atlantic Terminal, Atlantic Avenue Tunnel & Jamaica Station Wireless Communications Services and Dark Fiber Project, dated as of November 15, 2018, between Metropolitan Transportation Authority, acting on behalf of itself and its subsidiary, the Long Island Rail Road Company, and Boingo LLC, as amended; and/or (b) the Grand Central Terminal East Side Access facility, pursuant to the License Agreement for the East Side Access Facilities Wireless Communications Services and Dark Fiber Project, dated as of November 15, 2018, between the Metropolitan Transportation Authority, acting on behalf of itself and its subsidiaries, the Long Island Rail Road Company and MTA Capital Construction Company, and Boingo LLC, as amended.

“NY Telecom” has the meaning specified in the introductory paragraph hereto.

“Obligations” means, with respect to each Borrower and each Guarantor, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit and (b) all obligations of any Loan Party owing to a Treasury Management Bank or a Swap Bank in respect of Secured Treasury Management Agreements or Secured Swap Agreements, in the case of each of clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” has the meaning specified in Section 11.17.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisitions” means Investments consisting of an Acquisition by any Loan Party; provided, that: (a) no Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (d) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (e) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Acquisition, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b) and (ii) the Consolidated Senior Secured Leverage Ratio would be less than 2.00 to 1.00, (f) the Company shall have delivered to the Administrative Agent pro forma financial statements for the Company and its Subsidiaries after giving effect to such Acquisition for the twelve-month period ending as of the most recent fiscal quarter in a form satisfactory to the Administrative Agent, (g) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all respects as of such earlier date and except that for purposes of this clause (g), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, (h) if such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary) as a general partner and entities unaffiliated with a Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Company newly formed for the sole purpose of effecting such transaction, (i) immediately after giving effect to such Acquisition, the Loan Parties shall have at least $25,000,000 of Liquidity, (j) the aggregate cash and non-cash consideration (including any assumption of Indebtedness, deferred purchase price, any Earn Out Obligations and any equity consideration) paid by the Loan Parties for all such Acquisitions occurring during the term of this Agreement shall not exceed $150,000,000; provided, that, solely for purposes of determining whether the consummation of any Acquisition would be permitted hereunder and notwithstanding anything to the contrary contained in this clause (j), if the Consolidated Senior Secured Leverage Ratio, upon giving Pro Forma Effect to such Acquisition, would be less than 1.00 to 1.00, then the aggregate cash and non-cash consideration (including any assumption of Indebtedness, deferred purchase price, any Earn Out Obligations and any equity consideration) paid by the Loan Parties for all such Acquisitions occurring during the term of this Agreement shall not exceed $175,000,000, (k) the aggregate cash and non-cash consideration (including any assumption of Indebtedness, deferred purchase price, any Earn Out Obligations and any equity consideration) paid by the Loan Parties for any such Acquisition shall not exceed $75,000,000; provided, that, the requirements of this clause (k) shall not apply if, upon giving Pro Forma Effect to such Acquisition, the Consolidated Senior Secured Leverage Ratio shall be less than 1.00 to 1.00 and (l) Target EBITDA of the applicable Target, for the period of the four fiscal quarters most recently ended prior to the date of consummation of such Acquisition, shall not have been less than $0.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Pledge Agreement” means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) (i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Company or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Company and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of the Consolidated Senior Secured Leverage Ratio, the Consolidated Total Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b) after giving Pro Forma Effect to the applicable Specified Transaction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, an L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders that have Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided, that, if at any time there exist three (3) or fewer Lenders that are not Affiliates, the above percentage shall remain 50% but “Required Lenders” shall include at least two (2) Lenders that are not Affiliates.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in each case, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing and (b) any payment made in cash to the holders of Convertible Bond Indebtedness in excess of the original principal amount thereof and interest thereon, unless and to the extent that a corresponding amount is received in cash substantially contemporaneously from the other parties to Capped Call Transactions relating to such Convertible Bond Indebtedness.

“Revaluation Date” means, with respect to any Letter of Credit, each of the following:  (a) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (b) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (c) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date and (d) such additional dates as the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Company pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Note” has the meaning specified in Section 2.11(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” has the meaning set forth in Section 6.22.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit J.

“Secured Swap Agreement” means any Swap Contract permitted under Section 8.03 between any Loan Party and any Swap Bank; provided, that, for any of the foregoing to be included as a “Secured Swap Agreement” on any date of determination by the Administrative Agent, the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party and any Treasury Management Bank; provided, that, for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” has the meaning set forth in Section 4.08.

“Specified Transaction” means (a) any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise, or any incurrence or repayment of Indebtedness or (b) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Spot Rate” for a currency means the rate determined by an L/C Issuer to be the rate quoted by such L/C Issuer as the spot rate for the purchase by such L/C Issuer of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that, such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“SVB Fee Letter” means that certain fee letter agreement, dated as of February 25, 2019 among the Company and Silicon Valley Bank.

“Swap Bank” means any Person that (a) at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (c) within thirty (30) days after the time it enters into the applicable Swap Contract, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.  Notwithstanding the foregoing, to the extent entered into in connection with Convertible Bond Indebtedness permitted by Section 8.03(n), Capped Call Transactions, and any arrangements or agreements related thereto, shall not constitute Swap Contracts.

“Swap Obligation” means, with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as is approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Note” has the meaning specified in Section 2.11(a).

“Swing Line Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $10,000,000.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Target” means, with respect to any Acquisition, the Person (and its Subsidiaries, as applicable) or the property, division, line of business or other business unit of another Person, in each case to be acquired in connection with such Acquisition.

“Target EBITDA” means, for any period, with respect to any Target on a consolidated basis, an amount equal to the net income attributable to such Target for such period as determined in accordance with GAAP plus the following (without duplication, in each case to the extent reducing such net income for such period): (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and attributable to such Target for such period, (b) the provision for federal, state, local and foreign income taxes attributable to such Target for such period and (c) depreciation and amortization expense attributable to such Target for such period, all as determined in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning specified in Section 2.01(b).

“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to NY Telecom pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01.  The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000).

“Term Note” has the meaning specified in Section 2.11(a).

“Threshold Amount” means $2,500,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and Outstanding Amount of all Term Loans of such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means any Person that (a) at the time it enters into a Treasury Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Treasury Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Treasury Management Agreement or (c) within thirty (30) days after the time it enters into the applicable Treasury Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Treasury Management Agreement.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Company directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Company.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02                    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                               The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any and all references to “Borrower”, regardless of whether preceded by the term “a”, “any”, “each of”, “all”, “and/or” or any other similar term, shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting a Borrower, individually and/or in the aggregate.

(b)                              In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                               Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                         Accounting Terms.

(a)                               Generally.  Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided, that, calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Company in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                              Changes in GAAP.  The Company will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b).  If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)                               Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Senior Secured Leverage Ratio, the Consolidated Total Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Fixed Charge Coverage Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four quarter period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Senior Secured Leverage Ratio, the Consolidated Total Leverage Ratio and/or the Consolidated Fixed Charge Coverage Ratio for purposes of determining (x) compliance with Section 8.11(a), (b) and/or (c), as applicable and/or (y) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

(d)                              Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(e)                               Convertible Bond Indebtedness.  The parties hereto acknowledge and agree that for purposes of all calculations hereunder, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal amount thereof, valued at par.

1.04                    Rounding.

Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.06                    Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07                    Exchange Rates; Currency Equivalents; Rates.

(a)                               Each L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions made by such L/C Issuer and Outstanding Amounts with respect to the L/C Obligations of such L/C Issuer denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the applicable L/C Issuer.

(b)                              Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the applicable L/C Issuer.

(c)                               The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.08                    Additional Alternative Currencies.

The Company may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that, such requested currency is an Eligible Currency.  In the case of any such request, such request shall be subject to the approval of the Administrative Agent and each L/C Issuer.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                    Commitments.

(a)                               Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, that, after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment.  Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein.

(b)                              Term Loan.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term Loan”) to NY Telecom in Dollars on the Closing Date in an amount not to exceed such Lender’s Term Loan Commitment.  Amounts repaid on the Term Loan may not be reborrowed.  The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, as further provided herein.

2.02                    Borrowings, Conversions and Continuations of Loans.

(a)                               Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (x) telephone or (y) a Loan Notice; provided, that, each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in connection with any conversion or continuation of the Term Loan, if less, the entire principal thereof then outstanding).  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof  (or, in connection with any conversion of the Term Loan, if less, the entire principal thereof then outstanding).  Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the applicable Borrower fails to specify a Type of a Loan in a Loan Notice, then the applicable Loans shall be made as Base Rate Loans.  If the applicable Borrower fails to give a timely notice requesting a conversion or continuation with respect to a Eurodollar Rate Loan, then the applicable Loans shall be continued, effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans as Eurodollar Rate Loans with an Interest Period of one month.  If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                              Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and acceptable to) the Administrative Agent by the applicable Borrower; provided, that, if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Company as provided above.

(c)                               Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)                              The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                               After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to all Loans.

(f)                                The Company may at any time and from time to time, upon prior written notice by the Company to the Administrative Agent, increase the Aggregate Revolving Commitments (but not the Letter of Credit Sublimit or the Swing Line Sublimit) by a maximum aggregate amount of up to FIFTY MILLION DOLLARS ($50,000,000) with additional Revolving Commitments from any existing Lender with a Revolving Commitment or new Revolving Commitments from any other Person selected by the Company and acceptable to the Administrative Agent and the L/C Issuers; provided, that:

(i)                                  any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;

(ii)                              no Default or Event of Default shall exist and be continuing at the time of any such increase;

(iii)                          no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;

(iv)                          (A) any new Lender shall join this Agreement by executing such joinder documents required by the Administrative Agent and/or (B) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent;

(v)                              as a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Company, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all respects as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (2) no Default or Event of Default exists;

(vi)                          a Responsible Officer of the Company shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any such increase in the Revolving Commitments (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b); and

(vii)                      Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Revolving Commitments pursuant to this Section 2.02(f) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(f).

The Company shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any nonratable increase in the Commitments under this Section.

2.03                    Letters of Credit.

(a)                               The Letter of Credit Commitment.

(i)                                  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate Outstanding Amount of all L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment.  Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain

Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Furthermore, each Lender acknowledges and confirms that it has a participation interest in the liability of the applicable L/C Issuer under the Existing Letters of Credit in a percentage equal to its Applicable Percentage of the Revolving Loans.  The Company’s reimbursement obligations in respect of the Existing Letters of Credit, and each Lender’s obligations in connection therewith, shall be governed by the terms of this Agreement.

(ii)                              No L/C Issuer shall issue any Letter of Credit if:

(A)                           subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Administrative Agent and the Required Lenders have approved such expiry date beyond such twelve (12) months; or

(B)                            the expiry date of such requested Letter of Credit would occur after the date that is 365 days after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.  For the avoidance of doubt, the parties hereto agree that the obligation of the Lenders to reimburse the applicable L/C Issuer for any Unreimbursed Amount with respect to any Letter of Credit shall terminate on the Maturity Date with respect to any drawings occurring after that date.

(iii)                          No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)                           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)                            the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)                            except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $5,000;

(D)                           except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency; or

(E)                             any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral,

satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)                          The applicable L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)                              The applicable L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                          The applicable L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)                              Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C

Issuer may require.  Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii)                              Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)                          If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is 365 days after the Letter of Credit Expiration Date; provided, that, such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.

(iv)                          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                               Drawings and Reimbursements; Funding of Participations.

(i)                                  Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the applicable L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Company fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided, that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments.  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                              Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount in Dollars equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii)                          With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                          Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)                              Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                          If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount in Dollars with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                              Repayment of Participations.

(i)                                  At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)                              If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                               Obligations Absolute.  The obligation of the Company to reimburse the L/C Issuers for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                  any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)                              the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), an L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                          waiver by an L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by an L/C Issuer which does not in fact materially prejudice the Company;

(v)                              honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)                          any payment made by an L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the ISP;

(vii)                      any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)                  any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary in the relevant currency markets generally; or

(ix)                          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer.  The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                Role of L/C Issuer.  Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, an L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless such L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority.  In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)                               Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)                              Letter of Credit Fees.  The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.15, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)                                  Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Company shall pay directly to Bank of America for its own account a fronting fee with respect to each Letter of Credit issued by Bank of America, at the rate per annum specified in the Bank of America Fee Letter, computed on the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  The Company shall pay directly to Silicon Valley Bank for its own account a fronting fee with respect to each Letter of Credit issued by Silicon Valley Bank on the dates and in the amounts set forth in the SVB Fee Letter.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                                  Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)                              Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)                                  L/C Issuer Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i)                                  reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)                              on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)                          on any Business Day on which the Company fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)                          on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)                              for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

2.04                      Swing Line Loans.

(a)                               Swing Line Facility.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, that, (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Outstandings

shall not exceed the Aggregate Revolving Commitments, and (B) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment, (ii) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                              Borrowing Procedures.  Each Borrowing of Swing Line Loans shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided, that, each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company.  Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(c)                               Refinancing of Swing Line Loans.

(i)                                  The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided, that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments.  The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                              If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                          If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                          Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Loan Notice).  No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d)                              Repayment of Participations.

(i)                                  At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)                              If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                               Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans.  Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                                Payments Directly to Swing Line Lender.  The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                      Prepayments.

(a)                               Voluntary Prepayments.

(i)                                  Revolving Loans and Term Loan.  The applicable Borrower may, upon notice from such Borrower to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans or the Term Loan in whole or in part without premium or penalty; provided, that, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are Revolving Loans or the Term Loan.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.  Each such prepayment of the Term Loan shall be applied to the remaining principal amortization payments of the Term Loan in inverse order of maturity until the Term Loan has been paid in full.

(ii)                              Swing Line Loans.  The Company may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that, (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)                              Mandatory Prepayments of Loans.

(i)                                  Revolving Commitments.  If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Company shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and the Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii)                              Application of Mandatory Prepayments.  All amounts required to be paid pursuant to Section 2.05(b)(i) shall be applied ratably to Revolving Loans and Swing Line Loans and (after all Revolving Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations.

Within the parameters of the application set forth above, prepayments shall be applied, first, to Base Rate Loans and then, to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06                      Termination or Reduction of Aggregate Revolving Commitments.

(a)                               Optional Reductions.  The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided, that, (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b)                              Mandatory Reductions.  If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Aggregate Revolving Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)                               Notice.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit or the Aggregate Revolving Commitments under this Section 2.06.  Upon any reduction of the Aggregate Revolving Commitments, the Revolving Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.  All fees in respect of the Aggregate Revolving Commitments accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07                      Repayment of Loans.

(a)                               Revolving Loans.  The Company shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b)                              Swing Line Loans.  The Company shall repay each Swing Line Loan on the earliest to occur of (i) the date within one (1) Business Day of demand therefor by the Swing Line Lender, (ii) the date ten (10) Business Days after such Swing Line Loan is made and (iii) the Maturity Date.

(c)                               Term Loan.  NY Telecom shall repay the outstanding principal amount of the Term Loan in installments on the last Business Day of each March, June, September and December and on the Maturity Date, in each case, in the respective amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
March, 2019	$194,460
June, 2019	$194,460
September, 2019	$194,460
December, 2019	$194,460
March, 2020	$194,460
June, 2020	$194,460
September, 2020	$194,460
December, 2020	$194,460
March, 2021	$194,460
June, 2021	$194,460
September, 2021	$194,460
December, 2021	$194,460
March, 2022	$194,460
June, 2022	$194,460
September, 2022	$194,460
December, 2022	$194,460
Maturity Date	Outstanding Principal Balance of Term Loan

2.08                      Interest.

(a)                               Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                              (i)                                  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all outstanding Obligations hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                              If any amount (other than principal of any Loan) is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                          Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                               Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                      Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)                               Commitment Fee.  The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (A) the Outstanding Amount of Revolving Loans plus (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the Commitment Fee.  The Commitment Fee shall accrue at all times during the period from and including the Closing Date to the earliest of (x) the Maturity Date, (y) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06 and (z) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date; provided, that, (A) no Commitment Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Commitment Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                              Fee Letters.  The Company shall pay to MLPFS, the Administrative Agent and Silicon Valley Bank for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10                      Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                               All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                              If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuers), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuers, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article IX.  The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.

2.11                      Evidence of Debt.

(a)                               The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each

Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C (a “Revolving Note”), (ii) in the case of Swing Line Loans, be in the form of Exhibit D (a “Swing Line Note”) and (iii) in the case of the Term Loan, be in the form of Exhibit E (a “Term Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                              In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                      Payments Generally; Administrative Agent’s Clawback.

(a)                               General.  All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Subject to the definition of “Interest Period”, if any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                              (i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                              Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                               Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to a Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                              Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)                               Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13                      Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, that:

(i)                                  if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                              the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14                      Cash Collateral.

(a)                               Certain Credit Support Events.  If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) as of the Maturity Date, any L/C Obligation that has not been Cash Collateralized in accordance with clause (ii) for any reason remains outstanding, (iv) the Company shall be required to provide Cash Collateral pursuant to Section 2.05(b) or 9.02(c), or (v) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iv) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuers, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)                              Grant of Security Interest.  The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)                               Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied in satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)                              Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, that, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15                      Defaulting Lenders.

(a)                               Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                  Waivers and Amendment.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)                              Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or the Swing

Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                          Certain Fees.

(A)                           No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                            Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)                            With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                              Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)                              Defaulting Lender Cure.  If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                      Taxes.

(a)                               Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any

Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                              If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                          If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                              Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                               Tax Indemnifications.  (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)                              Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                              Evidence of Payments.  Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, each Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.

(e)                               Status of Lenders; Tax Documentation.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                              Without limiting the generality of the foregoing,

(A)                           any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(I)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                            executed originals of Internal Revenue Service Form W-8ECI,

(III)                       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV)                      to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)                            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                          Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)                                Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)                               Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02                      Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03                      Inability to Determine Rates.

If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof or otherwise, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the applicable offshore interbank eurodollar market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to this clause (a), “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative

Agent will promptly notify the Company and all Lenders.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section and the Borrowers shall so request, the Administrative Agent, the affected Lenders and the Borrowers shall negotiate in good faith to amend the definition of “Eurodollar Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided, that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section.

3.04                      Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                               Increased Costs Generally.  If any Change in Law shall:

(i)                                  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or any L/C Issuer;

(ii)                              subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                          impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                              Capital Requirements.  If any Lender or an L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)                               Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                              Reserves on Eurodollar Rate Loans.  The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five (5) decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, that, the Company shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

(e)                               Delay in Requests.  Failure or delay on the part of any Lender or an L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided, that, the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05                      Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                               any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                              any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c)                               any failure by the Company to reimburse a drawing under a Letter of Credit denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)                              any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                      Mitigation Obligations; Replacement of Lenders.

(a)                               Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, an L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)                              Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

3.07                      Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

3.08                      Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document (including Section 11.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Borrowers or the Required Lenders (as applicable) have determined, that:

(a)                               adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)                              the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(c)                               syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (Eastern time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

ARTICLE IV

GUARANTY

4.01                      The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, (x) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law and (y) the Obligations of a Guarantor that are guaranteed under this Guaranty shall exclude any Excluded Swap Obligations with respect to such Guarantor.

4.02                      Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)                               at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)                              any of the acts mentioned in any of the provisions of any of the Loan Documents, any Secured Swap Agreement, or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be done or omitted;

(c)                               the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                              any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)                               any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03                      Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04                      Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05                      Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06                      Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the Obligations and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.07                      Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

4.08                      Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until such time as the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have expired or terminated.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01                      Conditions of Initial Credit Extension.

This Agreement shall become effective upon and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                               Loan Documents.  Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b)                              Opinions of Counsel.  Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent (and which shall include, for the avoidance of doubt, a non-contravention opinion with respect to the 1.00% Convertible Notes Documents).

(c)                               Financial Statements.  The Administrative Agent shall have received:

(i)                                  (A) the Audited Financial Statements and (B) the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2016 and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP;

(ii)                              the Interim Financial Statements; and

(iii)                          financial projections for the Company and its Subsidiaries in form and substance satisfactory to the Lenders for the fiscal year ending December 31, 2019.

(d)                              No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2017 in the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole.

(e)                               Litigation.  There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(f)                                Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)                                  copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii)                              such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)                          such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(g)                               Perfection and Priority of Liens.  Receipt by the Administrative Agent of the following:

(i)                                  searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)                              UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)                          all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv)                          searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices;

(v)                              duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties; and

(vi)                          subject to Section 7.16, in the case of any personal property Collateral located at a premises leased by a Loan Party with a fair market value for such Collateral of $200,000 or more at any one location, such estoppel letters, consents and waivers from the landlords on such real property as may be reasonably required by the Administrative Agent; provided, that, the aggregate fair market value for Collateral located at all such premises for which such estoppel letters, consents and/or waivers shall not be required shall not exceed $1,000,000 in the aggregate.

(h)                              Evidence of Insurance.  Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the holders of the Obligations.

(i)                                  Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 5.01(d), (e) and (l) and Sections 5.02(a) and (b) have been satisfied.

(j)                                  Solvency Certificate.  The Administrative Agent shall have received certification as to the financial condition and Solvency of the Company and its Subsidiaries on the Closing Date on a consolidated basis (after giving effect to the transactions contemplated hereby) from a Responsible Officer of the Company.

(k)                              Perfection Certificate.  The Administrative Agent shall have received a completed perfection certificate, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by a Responsible Officer of the Company.

(l)                                  Existing Indebtedness.  Receipt by the Administrative Agent of evidence that all existing Indebtedness for borrowed money of the Company and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 8.03) shall have been repaid in full and all security interests related thereto shall have been terminated on or prior to the Closing Date.

(m)                          KYC Information.

(i)                                  Upon the reasonable request of any Lender at least five (5) days prior to the Closing Date, the Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three (3) days prior to the Closing Date.

(ii)                              At least five (5) days prior to the Closing Date, if either Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Lender shall have received, in each case to the extent requested by the Administrative Agent or such Lender, a Beneficial Ownership Certification in relation to such Borrower.

(n)                              Fees and Expenses.  Receipt by the Administrative Agent, MLPFS and the Lenders of any fees and expenses required to be paid or reimbursed, as the case may be, on or before the Closing Date.

(o)                              Attorney Costs.  Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(p)                              Other.  Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Company and its Subsidiaries; such information may include, if requested by the Administrative Agent, asset appraisal reports and written audits of accounts receivable, inventory, payables, controls and systems.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02                      Conditions to all Credit Extensions.

The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)                               The representations and warranties of the Company and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)                              No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                               The Administrative Agent and, if applicable, the applicable L/C Issuer and/or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                              In the case of a Letter of Credit to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

(e)                               In the case of a Request for Credit Extension requesting a Borrowing of Revolving Loans or Swing Line Loans, the Administrative Agent and each Lender shall have received the Initial Budgets for all of the NY MTA Projects pursuant to Section 7.02(j).

Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension, and the initial Request for Credit Extension requesting a Borrowing of Revolving Loans or Swing Line Loans by the Company shall be a representation and warranty that the condition specified in Section 5.02(e) has been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01                      Existence, Qualification and Power.

Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02                      Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

6.03                      Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

6.04                      Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms.

6.05                      Financial Statements; No Material Adverse Effect.

(a)                               The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the

Company and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

(b)                              The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(c)                               From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of any Loan Party or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to any Loan Party or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)                              Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06                      Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.07                      No Default.

(a)                               Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)                              No Default has occurred and is continuing.

6.08                      Ownership of Property; Liens.

Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09                      Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)                               Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)                              None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)                               Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)                              Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)                               No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.

(f)                                There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10                      Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.  The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11                      Taxes.

The Loan Parties and their Subsidiaries have filed all federal and state income and other material tax returns and reports required to be filed, and have paid all federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6.12                      ERISA Compliance.

(a)                               Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)                              There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                               (i) No ERISA Event has occurred and neither any Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither any Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)                              Each Borrower represents and warrants as of the Closing Date that it is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

6.13      Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with, with respect to each Subsidiary, (a) its jurisdiction of formation, (b) the number of shares of each class of Equity Interests outstanding, (c) the number and percentage of outstanding shares of each class of owned (directly or indirectly) by any Loan Party or any Subsidiary and (d) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.  The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and non-assessable.

6.14      Margin Regulations; Investment Company Act.

(a)        No Borrower is engaged and no Borrower will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of a Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between such Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b)        None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15      Disclosure.

No report, financial statement, certificate or other information furnished (excluding projections, forward-looking information and information of a general economic or industry nature), whether in writing or orally, by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All projections furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document were prepared in good faith based upon assumptions that were believed by the preparer thereof to be reasonable at the time made, it being understood and agreed that such projections are not a guarantee of financial performance and actual results may differ from the projections and such differences may be material.  As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.

6.16      Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17      Intellectual Property; Licenses, Etc.

Each Loan Party and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses.  Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date.  Except for such claims or infringements, as applicable, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and (b)  the use of any IP Rights by any Loan Party or any of its Subsidiaries or the granting of a right or a license in respect of any IP Rights from any Loan Party or any of its Subsidiaries does not infringe on the rights of any Person.  As of the Closing Date, none of the IP Rights owned by any of the Loan Parties or any of their Subsidiaries is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18      Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19      Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20      Business Locations.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Closing Date.  Set forth on Schedule 6.20(b) is the taxpayer identification number and organizational identification number of each Loan Party as of the Closing Date.  The exact legal name and state of organization of (a) each Borrower is as set forth on the signature pages hereto and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.13(c).  Except as set forth on Schedule 6.20(c), no Loan Party has during the five (5) years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure.

6.21      Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary as of the Closing Date and neither any Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the five (5) years preceding the Closing Date.

6.22      Government Sanctions.

Neither the Company nor any of its Subsidiaries (collectively, the “Company Group”) nor, to the knowledge of the Company Group, any director, officer, employee, agent, affiliate or representative of the

Company Group is, or is owned or controlled by an individual or entity that is (a) currently the subject or target of any sanctions administered or enforced by the United States Government (including without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMY”), or other relevant sanctions authority (“Sanctions”), (b) included on OFAC’s List of Specially Designated Nationals, HMY’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a country or territory that is the subject of Sanctions.

6.23      PATRIOT Act.

To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the PATRIOT Act.

6.24      Anti-Corruption Laws.

(a)        To the extent applicable, no part of the proceeds of any Loan or Letter of Credit will be used by any Loan Party, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over any of the Company or any other Loan Party.

(b)        The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.25      No EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Subsidiary to:

7.01      Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)        upon the earlier of the date that is ninety (90) days after the end of each fiscal year of the Company and the date such information is filed with the SEC, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)        upon the earlier of the date that is forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company and the date such information is filed with the SEC, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02      Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)        concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 8.11 or, if any such Event of Default shall exist, stating the nature and status of such event (it being understood that such requirement may be satisfied by the inclusion of a no-default statement in the footnotes to the financial statements delivered pursuant to Section 7.01(a));

(b)        concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (including certifications of a Responsible Officer of the Company with respect to (i) the amount of Consolidated Capital Expenditures for the applicable period and (ii) the amount of capital expenditures made during the applicable period with respect to each NY MTA Project);

(c)        no more than thirty (30) days following the end of each fiscal year of the Company (or, in the case of the fiscal year of the Company ended December 31, 2018, no later than March 31, 2019), beginning with the fiscal year ending December 31, 2018, an annual business plan and budget of the Company and its Subsidiaries containing, among other things, pro forma financial statements for each quarter of the current fiscal year;

(d)        promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)        promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(f)        promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(g)        promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary;

(h)        promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

(i)         concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of a Responsible Officer of the Company (i) listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements;

(j)         on or before March 31, 2019, a budget of the Company and its Subsidiaries for each NY MTA Project in form and substance reasonably satisfactory to the Administrative Agent (each such budget, an “Initial Budget”) and thereafter, concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a budget of the Company and its Subsidiaries for each NY MTA Project, each such budget to include (i) the items set forth in Part A of Schedule 7.02(j) and (ii) at the reasonable request of the Administrative Agent, the items set forth in Part B of Schedule 7.02(j); and

(k)        promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent, an Affiliate thereof and/or MLPFS may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities.  The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, MLPFS, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (z) the Administrative Agent, any Affiliate thereof and MLPFS shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.”

7.03      Notices.

(a)        Promptly (and in any event, within two (2) Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.

(b)        Promptly (and in any event, within five (5) Business Days) notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)        Promptly (and in any event, within five (5) Business Days) notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

(d)        Promptly (and in any event, within five (5) Business Days) notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary, including any determination by the Company referred to in Section 2.10(b).

Each notice pursuant to this Section 7.03(a) through (d) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04      Payment of Obligations.

Pay and discharge, as the same shall become due and payable, (a) all federal and state income and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary and (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property.

7.05      Preservation of Existence, Etc.

(a)        Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b)        Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)        Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)        Preserve or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

7.06      Maintenance of Properties.

(a)        Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b)        Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)        Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07      Maintenance of Insurance.

(a)        Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)        Cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days’ (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or cancelled.

7.08      Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09      Books and Records.

(a)        Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)        Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10      Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Company; provided, that, in the absence of an Event of Default, the Borrowers will not be required to reimburse the expense of more than one such visit in any twelve-month period and only the Administrative Agent on behalf of the Lenders may exercise the right to each such annual visit; provided, further, that, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

7.11      Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness, (b) to finance working capital and capital expenditures, (c) for other general corporate purposes and (d) for Permitted Acquisitions; provided, that, in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12      Additional Subsidiaries.

(a)        Within thirty (30) days after the acquisition or formation of any Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided

LLC) (provided, that, Concourse Detroit ceasing to be an Excluded Subsidiary but remaining a Subsidiary shall be deemed to constitute the acquisition of a Subsidiary for all purposes of this Section 7.12), notify the Administrative Agent thereof in writing, together with, with respect to each such Subsidiary, the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Company or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b)        Within thirty (30) days (or such later date as the Administrative Agent may agree in its sole discretion) after the acquisition or formation of any Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) (provided, that, Concourse Detroit ceasing to be an Excluded Subsidiary but remaining a Subsidiary shall be deemed to constitute the acquisition of a Subsidiary for all purposes of this Section 7.12), if such Subsidiary is a Domestic Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope satisfactory to the Administrative Agent.

7.13      ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

7.14      Pledged Assets.

(a)        Equity Interests.  Cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary, in each case, directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent.

(b)        Other Property.  Cause all property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the

Administrative Agent shall request (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, landlord’s waivers and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.15      Accounts.

Maintain the principal deposit and operating accounts of each Loan Party (other than Excluded Accounts) with Lenders at all times; provided, that, should any Person cease to be a Lender, the Loan Parties shall have ninety (90) days after such cessation to transfer any applicable accounts to another Lender in accordance with this Section 7.15.

7.16      Post-Closing Obligations.

(a)        Landlord Waivers.  Use commercially reasonable efforts to deliver to the Administrative Agent not later than the date that is sixty (60) days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion) an executed landlord waiver for the leased real property locations of the Loan Parties located at each of (i) 10960 Wilshire Blvd., Los Angeles, California 90024 and (ii) 103 Trade Zone Drive, Columbia, SC 29170.

(b)        Accounts.  With respect to each Excluded Account, use commercially reasonable efforts to, not later than the date that is one hundred fifty days (150) days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), either (i) deliver to the Administrative Agent an Account Control Agreement with respect to such Excluded Account or (ii) cause (A) the funds in such Excluded Account to be transferred to a deposit account maintained with a Lender and (B) such Excluded Account to be closed (it being understood and agreed that once such funds are so transferred, the deposit account to which such funds have been transferred shall not be an Excluded Account and shall be subject to Section 7.15).

(c)        Good Standing.  Deliver to the Administrative Agent not later than the date that is sixty (60) days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion) (i) a certificate of status issued by the Secretary of State of the State of California after the Closing Date confirming that Endeka Group, Inc. is on active status in such jurisdiction and (ii) an entity status letter generated after the Closing Date from the Internet website of the Franchise Tax Board of the State of California confirming that Endeka Group, Inc. is in good standing with such Franchise Tax Board.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01      Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                               Liens pursuant to any Loan Document;

(b)                              Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof; provided, that: (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c)                               Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                              statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, that, such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)                               pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                deposits to secure (i) the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) lease obligations under real property leases entered into in the ordinary course of business in amounts not to exceed three (3) months’ lease payments under such leases;

(g)                               easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                              Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)                                  Liens securing Indebtedness permitted under Section 8.03(e); provided, that, (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety (90) days after the acquisition thereof;

(j)                                  leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of any Loan Party or any of their respective Subsidiaries;

(k)                              any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)                                  normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m)                          Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(n)                              Liens of sellers of goods to the Company and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o)                              Liens, if any, in favor of the Administrative Agent on Cash Collateral delivered pursuant to Section 2.14(a);

(p)                              Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Loan Party or Subsidiary after the Closing Date to the extent securing Indebtedness permitted by Section 8.03 (and not created in anticipation or contemplation thereof); provided, that, such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and proceeds thereof);

(q)                              the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods, in each case, in the ordinary course of business; and

(r)                                 Liens securing Indebtedness incurred pursuant to Section 8.03(g); provided, that: (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens extend only to the property of the Foreign Subsidiary incurring such Indebtedness or any of its Subsidiaries that are Foreign Subsidiaries.

8.02                       Investments.

Make any Investments, except:

(a)                               Investments held by the Company or a Subsidiary in the form of cash or Cash Equivalents;

(b)                              Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c)                               Investments in any Person that is a Loan Party prior to giving effect to such Investment;

(d)                              Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(e)                               Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)                                Guarantees permitted by Section 8.03(f);

(g)                               Permitted Acquisitions;

(h)                              Investments by the Company in corporate securities, bank certificates of deposit, U.S. treasury and agency obligations, asset-back securities and money market mutual funds made in accordance with the investment policy of the Company (as such policy is in effect on the Closing Date) approved by the board of directors of the Company (the “Company Investment Policy”), in each case, (i) having a final maturity of not more than twenty-four (24) months and (ii) meeting the applicable requirements of clauses 1 through 6 of Article III of the Company Investment Policy and each other applicable requirement of the Company Investment Policy;

(i)                                  other Investments not exceeding $3,000,000 in the aggregate at any one time outstanding; and

(j)                                  to the extent constituting Investments, any Capped Call Transactions entered into in connection with Convertible Bond Indebtedness permitted by Section 8.03(n).

8.03                       Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                               Indebtedness under the Loan Documents;

(b)                              Indebtedness of the Company and its Subsidiaries set forth in Schedule 8.03;

(c)                               intercompany Indebtedness permitted under Section 8.02;

(d)                              obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract; provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)                               purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Company or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that, (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $17,500,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)                                Guarantees with respect to Indebtedness of any Loan Party permitted under this Section 8.03; provided, that, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(g)                               Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(h)                              unsecured Indebtedness in respect of financing insurance premiums (not to exceed twelve (12) months of premiums) in the ordinary course of business;

(i)                                  obligations in respect of bid, performance or surety, appeal or similar bonds, completion guarantees, workers’ compensation claims, self-insurance obligations and bankers acceptances (other than for an obligation for borrowed money), in each case provided in the ordinary course of business;

(j)                                  (i) Earn Out Obligations incurred in connection with the consummation of any Permitted Acquisition; provided, that, (A) such Earn Out Obligations are not secured by any Lien on any Collateral, (B) the aggregate amount that could be required to be paid in connection with all such Earn Out Obligations in existence at any one time (assuming satisfaction of all payment criteria in connection therewith to the maximum extent) shall not exceed $5,000,000 and (C) for the avoidance of doubt, each such Earn Out Obligation must comply with clauses (j) and (k) of the definition of “Permitted Acquisitions” in Section 1.01 hereof, (ii) Elauwit Earn Out Obligations; provided, that, (A) such Earn Out Obligations are not secured by any Lien on any Collateral and (B) the aggregate amount that could be required to be paid in connection with all such Earn Out Obligations shall not exceed $15,000,000 and (iii) the Elauwit Holdback;

(k)                              Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, and in respect of netting services, overdraft protection and other similar arrangements in connection with deposit accounts in the ordinary course of business, in each case that is promptly repaid;

(l)                                  unsecured Indebtedness of the Company and its Subsidiaries not permitted by the foregoing clauses of this Section 8.03, in an aggregate principal amount for all such Indebtedness not to exceed $2,000,000 at any one time outstanding;

(m)                          refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (j) of this Section 8.03, so long as: (i) the terms and conditions of such refinancings, renewals or extensions are not, in the Administrative Agent’s reasonable judgment, materially more onerous to the Loan Parties taken as a whole than the terms and conditions of the Indebtedness being refinanced, (ii) such refinancings, renewals or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended (other than attributable to the accretion of original issue discount, interest, capitalization of interest or payment premiums in respect of the Indebtedness being refinanced and costs and expenses related thereto and by an amount equal to any existing commitments unutilized thereunder), (iii) such refinancing, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being refinanced, renewed or extended, (iv) no Default or Event of Default exists immediately prior to or after giving effect to such refinancing, renewal or extension, (v) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such refinancing, renewal or extension, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b) and (vi) if the Indebtedness being refinanced, renewed or extended is subordinated in right of payment to the Obligations, such refinancing, renewal or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects as those contained in the documents governing the Indebtedness being refinanced, renewed or extended; and

(n)                              unsecured Convertible Bond Indebtedness outstanding on the Closing Date under the 1.00% Convertible Notes; provided, that, no Subsidiary shall Guarantee such Convertible Bond Indebtedness if such Subsidiary does not also provide a Guarantee of the Obligations.  For the avoidance of doubt, nothing in this Section 8.03(n) shall prohibit the conversion of any Convertible Bond Indebtedness, whether into cash, common stock of the Company or any combination thereof.

8.04                       Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division); provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Company may merge or consolidate with any of its Subsidiaries (other than NY Telecom), provided, that, the Company shall be the continuing or surviving corporation, (b) NY Telecom may merge or consolidate with any of its Subsidiaries, provided, that, NY Telecom shall be the continuing or surviving corporation, (c) any Loan Party (other than a Borrower) may merge or consolidate with any other Loan Party (other than a Borrower), (d) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party, provided, that, such Loan Party shall be the continuing or surviving corporation and (e) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Subsidiary that is not a Loan Party.

8.05                       Dispositions.

Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (b) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (c) no Default or Event of Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (e) the aggregate net book value of all of the assets sold or otherwise Disposed of by the Company and its Subsidiaries in all such transactions occurring during any fiscal year of the Company shall not exceed $2,000,000.

8.06                       Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                               each Subsidiary may make Restricted Payments to a Borrower or any Guarantor;

(b)                              the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(c)                               the Company may make any other Restricted Payment (including, for the avoidance of doubt, stock repurchases); provided, that, (i) no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result from such Restricted Payment, (ii) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Restricted Payment, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b) and (B) the Loan Parties would have Liquidity of at least $25,000,000 and (iii) the aggregate amount of all such Restricted Payments by the Company during any fiscal year of the Company shall not exceed $20,000,000;

(d)                              the Company may enter into Capped Call Transactions in connection with the issuance of Convertible Bond Indebtedness permitted under Section 8.03(n) and satisfy its obligations to pay premiums due upon entering into such transactions;

(e)                               the Company may issue shares of its common stock or make cash payments in lieu of issuing fractional shares to satisfy obligations in respect of Convertible Bond Indebtedness;

(f)                                the Company may receive shares of its common stock on account of settlements or terminations of any Capped Call Transactions entered into in connection with Convertible Bond Indebtedness; and

(g)                               the Company may make cash settlements of restricted stock units issued to employees of the Company.

8.07                       Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

8.08                       Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09                       Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e); provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien; provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10                       Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11                       Financial Covenants.

(a)                               Consolidated Senior Secured Leverage Ratio.  Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 2.50 to 1.00.

(b)                              Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 4.50 to 1.00.

(c)                               Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 1.50 to 1.00.

(d)                              Cash on Hand.  Permit Cash on Hand as of the end of any fiscal quarter of the Company (commencing with the fiscal quarter of the Company in which the Initial Budgets for all NY MTA Projects are delivered pursuant to Section 7.02(j)) to be less than the total of the following calculation, as determined for all NY MTA Projects taken together as of such date: (i) the aggregate amount of all remaining capital expenditures estimated to be made by the Company and its Subsidiaries with respect to each NY MTA Project, minus (ii) the aggregate amount of all such remaining capital expenditures described in the foregoing clause (i) that are to be reimbursed by a third party (other than, for the avoidance of doubt, the Company or a Subsidiary) pursuant to a written agreement between the Company or any Subsidiary and such third party (other than, for the avoidance of doubt, the Company or a Subsidiary), in each case pursuant to the most recent budget for such NY MTA Project delivered pursuant to Section 7.02(j).

8.12                       Prepayment of Other Indebtedness, Etc.

Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than (x) Indebtedness arising under the Loan Documents and (y) the specific refinancings, renewals and extensions permitted pursuant to Section 8.03(m)); provided, that, upon the election of any holder of Convertible Bond Indebtedness permitted under Section 8.03(n) to convert its notes thereunder into Equity Interests of the Company in accordance with the terms of the 1.00% Convertible Notes Documents, the Company may settle the applicable conversion in cash, in lieu of issuing Equity Interests of the Company, so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such cash conversion or would result therefrom and (ii) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such cash conversion, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to

Section 7.01(a) or (b) and (B) the Loan Parties would have Liquidity of at least $50,000,000.  Notwithstanding the foregoing, nothing in this Section 8.12 shall prohibit the conversion of any Convertible Bond Indebtedness into common stock of the Company.

8.13                    Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Accounting Changes.

(a)                               Amend, modify or change its Organization Documents in a manner adverse to the Lenders.

(b)                              Change its fiscal year.

(c)                               Without providing ten (10) days’ prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

(d)                              Make any change in accounting policies or reporting practices, except as required by GAAP.

8.14                       Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than any Loan Party) to own any Equity Interests of any Subsidiary of any Loan Party (other than the Equity Interests of Concourse Chicago and Concourse Detroit that, in each case, are owned on the Closing Date by a Person who is not a Loan Party), except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests of Foreign Subsidiaries, (b) permit any Loan Party or any Subsidiary of any Loan Party to issue or have outstanding any shares of preferred Equity Interests (other than shares of preferred Equity Interests of Tego Communications, Inc. in existence on the Closing Date that are solely owned by the Company) or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Permitted Liens.

8.15                       Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.16                       Sanctions.

Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

8.17                       Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

8.18                       Amendment to Material Contracts.

(a)                               Amend or modify any of the terms of the Elauwit Acquisition Documents in any manner that is adverse to any Loan Party or Subsidiary or the Lenders, without the prior written consent of the Administrative Agent.

(b)                              Amend or modify the terms of the 1.00% Convertible Notes Documents in any manner that (i) permits or causes the 1.00% Convertible Notes to mature, or requires any scheduled principal payments, scheduled prepayments, scheduled repurchases, scheduled redemptions or scheduled sinking fund or like scheduled principal payments of the 1.00% Convertible Notes, at any time on or prior to the date that is one (1) year after the Maturity Date or (ii) causes such Convertible Bond Indebtedness to include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans) that are, taken as a whole, more restrictive on the Loan Parties than the provisions of this Agreement.

8.19                       Capital Expenditures.

Make or become legally obligated to make any capital expenditures, except:

(a)                               capital expenditures to the extent that the Company or any Subsidiary has entered into a written agreement that requires such capital expenditures to be reimbursed by a third party (other than, for the avoidance of doubt, the Company or a Subsidiary) prior to the date that is nine (9) months after the commencement of such capital expenditures;

(b)                              capital expenditures made with respect to any NY MTA Project; provided, that, the aggregate amount of capital expenditures made by the Company and its Subsidiaries with respect to such NY MTA Project, minus the aggregate amount of such capital expenditures that have been reimbursed by a third party (other than, for the avoidance of doubt, the Company or a Subsidiary), shall not exceed, during any fiscal quarter of the Company, fifteen percent (15%) of the amount of capital expenditures estimated to be made by the Company and its Subsidiaries during such fiscal quarter pursuant to the Initial Budget delivered pursuant to Section 7.02(j) for such NY MTA Project; and

(c)                               other capital expenditures in an aggregate amount not to exceed $60,000,000 during any twelve-month period.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01                       Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)                               Non-Payment.  A Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                              Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05(a), 7.08, 7.10, 7.11, 7.12, 7.15 or 7.16 or Article VIII; or

(c)                               Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d)                              Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, if any such representation, warranty, certification or statement of fact is qualified by materiality or Material Adverse Effect, incorrect or misleading in any respect) when made or deemed made; or

(e)                               Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (other than (x) the occurrence or existence of any event or condition that allows holders of 1.00% Convertible Notes to convert such Convertible Bond Indebtedness, and (y) any conversion of 1.00% Convertible Notes in accordance with their terms; provided, that, in the case of either of the foregoing clause (x) or clause (y), such event or condition does not constitute, and such conversion does not result from, any default or event of default by any Loan Party or any Subsidiary thereunder, a “change of control” or a “fundamental change”; provided, further, that, an Event of Default resulting from the immediately preceding proviso shall be deemed cured if subsequent to the occurrence thereof the Company receives from holders of 1.00% Convertible Notes a notice of conversion and provides notice to such holders that the conversion will be settled in shares of common stock of the Company); or (ii) there occurs under any Swap Contract (A) an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)                               Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)                              Judgments.  There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                  ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                  Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                              Change of Control.  There occurs any Change of Control.

9.02                       Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                               declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                              declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)                               require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)                              exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03                       Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Agreement, ratably among the Lenders, the Swap Banks and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Agreement, (c) payments of amounts due under any Secured Treasury Management Agreement and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, Swap Banks, Treasury Management Banks and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be (other than, in each case, the Administrative Agent or its Affiliate).  Each Treasury Management Bank or Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X

ADMINISTRATIVE AGENT

10.01               Appointment and Authority.

(a)                               Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                              The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Swap Banks and potential Treasury Management Banks) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02               Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

10.03               Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(a)                               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers, a Lender or an L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties shall have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04               Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05               Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06               Resignation of Administrative Agent.

(a)                               The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                              If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law by notice in writing to the Company and such Person remove such Person as the Administrative Agent and, in consultation with the Company, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                               With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any holder of the Obligations and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation or removal as L/C Issuer and Swing Line Lender.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all of its Letters of Credit outstanding as of the effective date of its resignation as an L/C

Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07               Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08               No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

10.09               Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the

Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)                              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the holders of the Obligations shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that, any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (iv) of Section 11.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any holder of the Obligations or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any holder of the Obligations or any acquisition vehicle to take any further action.

10.10               Collateral and Guaranty Matters.

Each Lender (including in its capacities as a potential Treasury Management Bank and a potential Swap Bank) and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)                               to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations)  and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)                              to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)                               to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11               Treasury Management Banks and Swap Banks.

No Treasury Management Bank or Swap Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements.

10.12               Lender ERISA Representations.

(a)                               Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and MLPFS and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)                                  such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)                              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)                          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)                          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                              In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and MLPFS and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or MLPFS or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)                               The Administrative Agent and MLPFS hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XI

MISCELLANEOUS

11.01               Amendments, Etc.

(a)                               No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by a Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that:

(i)                                  no such amendment, waiver or consent shall:

(A)                           extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(B)                            postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(C)                            reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, that, only the consent of the Required Lenders shall be necessary to amend the definition of

“Default Rate” or to waive any obligation of the Company to pay interest or Letter of Credit Fees at the Default Rate;

(D)                           change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(E)                             change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(F)                              except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby; or

(G)                           release a Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

(ii)                              unless also signed by the applicable L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(iii)                          unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(iv)                          unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, further, that, notwithstanding anything to the contrary herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) Schedule 2.03 may be amended from time to time by the Company, the Administrative Agent and each L/C Issuer to reflect the L/C Commitments of the L/C Issuers in effect from time to time, (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (v) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(b)                              Notwithstanding anything herein to the contrary, (x) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Company, the other Loan Parties and the relevant Lenders providing such additional credit facilities (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) to change, modify or alter Section 2.13 or Section 9.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in this clause (x), (y) in order to implement any additional Commitments in accordance with Section 2.02(f), this Agreement may be amended for such purpose (but solely to the extent necessary to implement such additional Commitments in accordance with Section 2.02(f)) by the Company, the other Loan Parties, the Administrative Agent and the relevant Lenders providing such additional Commitments and (z) if following the Closing Date, the Administrative Agent and the Company shall have jointly identified an inconsistency, obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(c)                               Notwithstanding anything herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

11.02               Notices and Other Communications; Facsimile Copies.

(a)                               Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                  if to the Company or any other Loan Party, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                              if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative

Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile or e-mail transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                              Electronic Communications.  Notices and other communications to the Administrative Agent, the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail address and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, the L/C Issuers or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                               The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or any other Information through the Internet or any telecommunications, electronic or other information transmission systems, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that, in no event shall any Agent Party have any liability to a Borrower, any other Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, consequential or punitive damages (as opposed to direct or actual damages).

(d)                              Change of Address, Etc.  Each Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number or e-mail address for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to a Borrower or its securities for purposes of United States federal or state securities laws.

(e)                               Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notices of Loan Prepayment and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03               No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders and the L/C Issuers; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04               Expenses; Indemnity; and Damage Waiver.

(a)                               Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by MLPFS, the Administrative Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and MLPFS) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by MLPFS, the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of MLPFS, the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                              Indemnification by the Loan Parties.  The Loan Parties shall indemnify MLPFS, the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including a Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or the breach in bad faith by such Indemnitee of its obligations hereunder, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                               Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to MLPFS, the Administrative Agent (or any sub-agent thereof), an L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to MLPFS, the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against MLPFS, the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for MLPFS, the Administrative Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                              Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                               Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                Survival.  The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05               Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06               Successors and Assigns.

(a)                               Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                              Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i)                                  Minimum Amounts.

(A)                           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of Revolving Loans and $1,000,000 in the case of an assignment of Term Loans unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that, this Section 11.06(b)(i)(B) shall not apply to assignments permitted pursuant to Section 10.09;

(ii)                              Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Term Loans on a non-pro rata basis;

(iii)                          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                           the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that, the Company’s consent shall not be required during the primary syndication of the credit facilities provided herein;

(B)                            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)                            the consent of the L/C Issuers and the Swing Line Lender shall be required for any assignment in respect of the Revolving Commitments.

(iv)                          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that, such processing and recordation fee shall not apply to any assignment permitted pursuant to Section 10.09.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                              No Assignment to Certain Persons.  No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)                          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, each applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                               Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                              Participations.  Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or a Borrower or any Affiliate or Subsidiary of a Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01(a) that affects such Participant.  Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                               Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Company, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, that, no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07               Treatment of Certain Information; Confidentiality.

(a)                               Treatment of Confidential Information.  Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the a Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, an L/C Issuer and/or the Swing Line Lender to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Company or (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party.  For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary; provided, that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b)                              Non-Public Information.  Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (i) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08               Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or L/C Issuer different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09               Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10               Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or an L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.  Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such facsimile or other electronic transmission shall be promptly followed by such manually executed counterpart.

11.11               Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12               Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13               Replacement of Lenders.

If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)                               the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)                              such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c)                               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                              such assignment does not conflict with applicable Laws; and

(e)                               in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided, that, the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

11.14               Governing Law; Jurisdiction; Etc.

(a)                               GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                              SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST A BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IN ORDER TO ENFORCE ANY RIGHTS WITH RESPECT TO ANY COLLATERAL.

(c)                               WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                              SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15               Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16               Electronic Execution of Assignments and Certain Other Documents.

The words “delivery”, “execute”, “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that, without limiting the foregoing, upon the request of any party hereto, any electronic signature shall be promptly followed by such manually executed counterpart.

11.17               USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18               No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, MLPFS, and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including MLPFS) and the Lenders and their respective Affiliates (collectively, solely for purposes of this Section, the “Lenders”) on the other hand, (ii) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and its Affiliates (including MLPFS) and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrowers, the other Loan Parties or any of their respective Affiliates or any other Person and (ii) neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to the Borrowers, the other Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates (including MLPFS) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties, and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to disclose any of such interests to the Borrowers, the other Loan Parties or their respective Affiliates.  To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases, any claims that it may have against the Administrative Agent, any of its Affiliates (including MLPFS) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.19               Appointment of Company.

Each of the Guarantors and NY Telecom, in its capacity as a Borrower, hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Guarantors and NY Telecom as the Company deems appropriate in its sole discretion and each Guarantor and NY Telecom shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice of communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the

Company shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Guarantors and NY Telecom.

11.20               Joint and Several Liability of Borrowers, Etc.

(a)                               Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement and the other documents evidencing the Obligations, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b)                              Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)                               If and to the extent that a Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any obligations under the Loan Documents in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation.

(d)                              The obligations of each Borrower under the provisions of this Section 11.20 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e)                               Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 11.20, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.20, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 11.20 shall not be discharged except by performance and then only to the extent of such performance.  The obligations of each Borrower under this Section 11.20 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or the Lenders.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Lenders.

(f)                                The provisions of this Section 11.20 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefore may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.  The provisions of this Section 11.20 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 11.20 will forthwith be reinstated and in effect as though such payment had not been made.

(g)                               Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or other documents evidencing the Obligations, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable Debtor Relief Law.

11.21               California Judicial Reference.

Notwithstanding anything to the contrary contained in this Agreement, if any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided, that, at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 11.04, the Loan Parties shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

11.22               Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.23   Entire Agreement.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	BOINGO WIRELESS, INC.,
a Delaware corporation

	By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

NEW YORK TELECOM PARTNERS, LLC,
a Delaware limited liability company

	By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer

GUARANTORS:	ADVANCED WIRELESS GROUP, LLC,
a Florida limited liability company

	By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Manager

BOINGO BROADBAND LLC,
a Delaware limited liability company

	By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

CHICAGO CONCOURSE DEVELOPMENT GROUP, LLC, a Delaware limited liability company

	By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Manager

BOINGO WIRELESS, INC.

CREDIT AGREEMENT

CONCOURSE COMMUNICATIONS BALTIMORE, LLC, a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

CONCOURSE COMMUNICATIONS CANADA, INC.,
a Delaware corporation

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Treasurer and Secretary

CONCOURSE COMMUNICATIONS GROUP, LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Manager

CONCOURSE COMMUNICATIONS ILLINOIS, LLC,
an Illinois limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

CONCOURSE COMMUNICATIONS MINNESOTA, LLC, a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

CONCOURSE COMMUNICATIONS NASHVILLE, LLC, an Illinois limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

BOINGO WIRELESS, INC.

CREDIT AGREEMENT

CONCOURSE COMMUNICATIONS OTTAWA, LLC,
an Illinois limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

CONCOURSE COMMUNICATIONS SSP, LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

CONCOURSE COMMUNICATIONS ST. LOUIS, LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

CONCOURSE HOLDING CO., LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Manager

ELECTRONIC MEDIA SYSTEMS, INC.,
a Florida corporation

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Treasurer, and Secretary

ENDEKA GROUP, INC.,
a California corporation

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

BOINGO WIRELESS, INC.

CREDIT AGREEMENT

INGATE HOLDING, LLC,
an Illinois limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

INGATE TECHNOLOGIES, LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

OPTI-FI NETWORKS, LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Chief Financial Officer, Treasurer, and Secretary

TEGO COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Treasurer, and Secretary

BOINGO LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Manager

BOINGO MDU, LLC,
a Delaware limited liability company

By:	/s/ Peter Hovenier
Name: Peter Hovenier
Title: Manager

BOINGO WIRELESS, INC.

CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Melissa Mullis
Name: Melissa Mullis
Title: Assistant Vice President

BOINGO WIRELESS, INC.

CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and an L/C Issuer

	By:	/s/ Sophia Chen
Name: Sophia Chen
Title: Senior Vice President

SILICON VALLEY BANK,
as a Lender and an L/C Issuer

	By:	/s/ Ashley Fairon
Name: Ashley Fairon
Title: Vice President

BANK OF THE WEST,
as a Lender

	By:	/s/ Bonnie Kehe
Name: Bonnie Kehe
Title: Director

ZIONS BANCORPORATION, N.A.
dba CALIFORNIA BANK & TRUST,
as a Lender

	By:	/s/ Kevin Kim
Name: Kevin Kim
Title: Vice President

BARCLAYS BANK PLC,
as a Lender

	By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

BOINGO WIRELESS, INC.

CREDIT AGREEMENT

SCHEDULE 1.01

(EXISTING LETTERS OF CREDIT)

[*]

*CERTAIN  INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

*CERTAIN  INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SCHEDULE 2.01

(COMMITMENTS AND APPLICABLE PERCENTAGES)

Lender	Revolving Commitment	Applicable Percentage of Aggregate Revolving Commitments	Term Loan Commitment	Applicable Percentage of Term Loan Commitments
Bank of America, N.A.	[*]	[*]	[*]	[*]
Silicon Valley Bank	[*]	[*]	[*]	[*]
Bank of the West	[*]	[*]	[*]	[*]
Zions Bancorporation, N.A. dba California Bank & Trust	[*]	[*]	[*]	[*]
Barclays Bank PLC	[*]	[*]	[*]	[*]
Total	$150,000,000.00	100.000000000%	$3,500,000.00	100.000000000%

*CERTAIN  INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SCHEDULE 2.03

(L/C COMMITMENTS)

L/C Issuer	L/C Commitment
Bank of America, N.A.	[*]
Silicon Valley Bank	[*]

*CERTAIN  INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

SCHEDULE 6.10

(INSURANCE)

(See Attached)

Client#: 425629 BOINGWIREL CERTIFICATE OF LIABILITY INSURANCE I TER OF INFORMATION ONLY ANO CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS Y OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED THE CERTIFICATE HOLDER. ies) must have ADDITIONAL INSURED provisions or be endorsed. policy, certain policies may require an endorsement. A statement on such endorsement(s). Marsh & Mclennan Agency LLC le.Crudup@Marshmma.com London 15542 29580 ompany IN SURER E: COVERAGES CERTIFICATE NUMBER: REVISION NUMBER: TYPE OF IN SURANCE LTR Iuc0 EACH OCCURRENCE E nce) person) L AGGREGATE PLRIMOIT APPLIES PER: INJURY PRODUCTS· COMP/OP AGG - ! ,_AUTOMOBILE LIABILITY 0 - SCHEDULED OWNED AUTOS ONLY ,__ AUTOS PROPERTY DAMAGE AUTOS ONLY AUTOS ONLY UMBRELLA LIAS CCURRENCE  AGGREGATE - ANY PROPRIETOR/PARTNER/EXECUTIVE AND EMPLOYERS' LIABILITY OFFICER/MEMBER EXCLUDED? y I N [Omitted] N IA llilN If yes. describe un<ler [Omitted] DESCRIPTION OF OPERATION S I LOCATION S I VEHICLES (ACORD 101, Addltlonal Remarks Schedule, may bo attached If more space Is required) CLAIM) • $50 000 RETRO DATES *SEE DESC* CERTIFICATE HOLDER CANCELLATION DESCRIBED POLICIES BE CANCELLED BEFORE © 1988-2015 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD WOAXB ACORD 25 (2016/03) 1 of 2 #S3826891/M3826481 fMMIDD/YYYYl 07/01/2019 Bank of America, N.A., as Admin istrative Agent for the Secured Parties, I.S.A.O.A ATIMA, Mail Code NC1-001-05-45 ATTN: MAC legal, 101 N. Tryon St 1 r.h:orl"+" NC 282'-,;.nnn1 SHOULD ANY OF THE ABOVE THE EXPIRATION DATE TH ACCORDANCE WITH THE P AUTHORIZED REPRESENTATIVE   EREOF, NOTICE WILL SE DELiVEREO IN OLICY PROVISIONS. THJS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. IN SRADDL R A COMMERCIAL GENERAL LIABILITYX I CLAIMS-MADE  OCCUR OED: NIL POLICY NUMBER POLICY EFF POLICY EXP LIMITS [Omitted] !07/01/2018 s1 000.000 s1 000 000 s15 000 H9e MEO EXP (Ally one PERSONAL & AOV GENERAL AGGREGATE $1 000 000 s2,000,000 s2 000,000 POLICYJECT [!JLOC OTHER: (Per person) I (Per accident) $ [Omitted] 7/01/2018 BOOILY INJURY BODILY INJURY t1,000,000 ,_ "--X ANY AUTO HIRED X NON-OWNED $ s (Per accident' $ s25 000 000 s25 000 000 A  OCCUR [Omitted] 7/01/2018 07/01/201 EACH O EXCESS LIAB CLAJMS-MAOE oEo I xi RETENT10Ns$10 ooo $ B WORKERS COMPENSATIO N 107/01/2018 07/01/20H X lrnTcIlH E.L. EACH ACCIDENT E.L. OISEASE - EA EMPLOYEE s1 000 000 $1 000,000 (Mandatory In NH) DESCRIPTION OF OPERATIONS below E.L. DISEASE· POLICY LIMIT s1 000 000 C CYBER / TECH E&O()7/01/2018 07/01/2019! POLICY AGG. $5,000,000 RETENTION (PER I SUBLIMITS *SEE DESC.* HIRED AUTO PHYSICAL DAMAGE: COMPREHENSIVE - ACTUAL CASH VALUIE OR COST OF REPAIR, WHICHEVER IS LESS, MINUS $1,000 DEDUCTIBLE. COLLISION - ACTUAL CASH VALUE OR COST OF REPAIR, WHICHEVER IS LESS, MINUS $1,000 DEDUCTIBLE. CYBER / TECH E&O SUBLIMITS: (See Attached Descriptions) X ._! GEN' R ACORD™ DATE (MM/DD/YYYY) 11/28/2018 AFFORDING COVERAGENAIC# 38911 36684 THIS CERTIFICATE IS ISSUED AS A MAT CERTIFICATE DOES NOT AFFIRMATIVEL BELOW. THIS CERTIFICATE OF REPRESNTATIVE OR PRODUCER, AND IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy( If SUBROGATION IS WAIVED, subject to the terms and conditions of the this certificate does not confer any rights to the certificate holder in lieu of PRODUCERNAMi:'.' Nicole Crudup Jo Extl: 949-544-8461 Marsh & Mclennan Ins. Agency LLC 1 Polaris Way #300 Aliso Viejo, CA 92656 INSURED Bolngo Wireless, Inc. INSURER C : UrMl.e!1ert :! Uovd' 10960 Wilshire Blvd., 23rd Floor INSURER O : Beridey Regional lMuranc. C Los Angeles, CA 90024 INSURER F: gN ifftJss: Nico INSURER(S) INSURER A : Berkley Natlonal ln.1ur11ncc COf'rllpany INSURER B : Rlverport Insuranee Company

Client#: 425629 BOINGWIREL

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 11/28/2018

CONTACT NAME: [Omitted]
PHONE (A/C, No, Ext): [Omitted] FAX (A/C, No):
E-MAIL ADDRESS: [Omitted]

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Berkley National Insurance Company	38911
INSURER B : Riverport Insurance Company	36684
INSURER C : Underwriters at Lloyd's London	15642
INSURER D : Berkley Regional Insurance Company	29580
INSURER E :	
INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY; CLAIMS-MADE / X OCCUR; X DED: NIL; GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / X LOC; OTHER:	X		[Omitted]	07/01/2018	07/01/2019	EACH OCCURRENCE	$1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
							MED EXP (Any one person)	$15,000
							PERSONAL & ADV INJURY	$1,000,000
							GENERAL AGGREGATE	$2,000,000
							PRODUCTS - COMP/OP AGG	$2,000,000
								$
D	AUTOMOBILE LIABILITY; ANY AUTO; OWNED AUTOS ONLY; SCHEDULED AUTOS; X HIRED AUTOS ONLY; X NON-OWNED AUTOS ONLY			[Omitted]	07/01/2018	07/01/2019	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
A	X UMBRELLA LIAB / X OCCUR; EXCESS LIAB / CLAIMS-MADE; DED / X RETENTION $$10,000			[Omitted]	07/01/2018	07/01/2019	EACH OCCURRENCE	$25,000,000
							AGGREGATE	$25,000,000
								$
B	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) Y/N: N; If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		[Omitted]	07/01/2018	07/01/2019	X PER STATUTE / OTH-ER	
							E.L. EACH ACCIDENT	$1,000,000
							E.L. DISEASE - EA EMPLOYEE	$1,000,000
							E.L. DISEASE - POLICY LIMIT	$1,000,000
C	CYBER / TECH E&O RETENTION (PER CLAIM) - $50,000			[Omitted]	07/01/2018	07/01/2019	POLICY AGG. $5,000,000 SUBLIMITS *SEE DESC.* RETRO DATES *SEE DESC*	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

CYBER / TECH E&O SUBLIMITS:
(See Attached Descriptions)

CERTIFICATE HOLDER

CANCELLATION

AUTHORIZED REPRESENTATIVE

Nicole Crudup

© 1988-2015 ACORD CORPORATION. All rights reserved.

ACORD 25 (2016/03) 1 of 2 The ACORD name and logo are registered marks of ACORD
#S3826891/M3826481 WOAXB

. SAGITIA 25.3 (2016/03) 2 of 2 #S3826891/M3826481 DESCRIPTION.S (Conti·nued from Page 1) PRIVACY NOTIFICATION COSTS-$5,000,000 REGULATORY DEFENSE & PENALTIES-$5,000,000 PCI FINES, EXPENSES & COSTS - $5,000,000 CYBER I TECH E&O RETROACTIVE DATES: BOINGO WIRELESS, INC. -1/18/2003 ENDEKA GROUP, INC.-2/21/2013 ELECTRONIC MEDIA SYSTEMS, INC.-10/31/2013 ADVANCED WIRELESS GROUP, LLC -10/31/2013 Bank of America, N.A. as Administrative Agent for the Secured Parties, I.S.A.O.A., A.T.I.M.A., is named as additional insured with respects to General Liability per the attached endorsement. Cancellation provisions apply per the attached endorsement.

NAMED INSURED SCHEDULE Boingo Wireless, Inc. Concourse Communications Group, LLC New York Telecom Partners, LLC Chicago Concourse Development Group, LLC Concourse Communications Baltimore, LLC Concourse Communications Canada, Inc. Concourse Communications Detroit, LLC Concourse Communications Minnesota, LLC Concourse Communications Nashville, LLC Concourse Communications Ottawa, LLC Concourse Communications SSP, LLC Concourse Communications St. Louis, LLC Concourse Communications UK, Ltd. Concourse Holding Co., LLC !nGate Holding, LLC lnGate Technologies, LLC Opti-Fi Networks, LLC Tego Communications, Inc. Concourse Communications Illinois, LLC Boingo Holding Paticipacoes ltda. Concourse Telecomunicacoes Brasil Ltda. Endeka Group, Inc. Advanced Wireless Group, LLC Electronic Media Systems, Inc. Boingo Broadband LLC Boingo limited Boingo LLC Boingo MDU, LLC

BOINGWIREL 02/20/2019 : J DA ss: Nicole.Crudup@marshmma.com IA/C No\: .AGENcv ··········· TCP700875512 nTERMINATED IF CHECKED CONTINUED UNTIL 07/01/2018 07/01/2019 BUILDING OR 00 BUSINESS PERSONAL PROPERTY 0 PROPERTY INFORMATION (ACORD 101 may be attached if more space is required) 10960 Wilshire Blvd., 23rd Floor Los Angeles, CA 90024 I BASIC I BROAD I X I SPECIAL I I I I COVERAGE INFORMATION PERILS INSURED ··················----------CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. MADDITIONAL INTEREST M Bank of America, N.A., as 45 '1 S 54987 Page 1 of 2 © 2003-2015 ACORD CORPORATION. All nghts reserved. ACORD 28 (2016/03) The ACORD name and logo are registered marks of ACORD WONDC CONTRACT OF SALE LENDER'S LOSS AYABLE MORTG AGEE uLOSS PAYEE LENDER SERVICING AGENT NAME AND ADDRESS I NAME AND ADDRESS Administrative Agent for the Secured Parties ISAOA, ATiMA Attn: MAC Legal Mail Code NC1-001-05-101 N. Trycm St. Charlotte, NC 28255-0001 AUTHORIZED REPRESENTATIVE COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ OED: 50,000 YES NO N/A IKl BUSINESS INCOME 0 RENTAL VALUE X If YES, LIMIT: 2,000,000 II Actual Loss Sustained;# of months BLANKET COVERAGE 371,673,356 X If YES, indicate value(s) reported on property identified above: $ TERRORISM COVERAGE Attach Disclosure Notice I DEC IS THERE A TERRORISM-SPECIFIC EXCLUSION? X IS DOMESTIC TERRORISM EXCLUDED? X LIMITED FUNGUS COVERAGE FUNGUS EXCLUSION (IF "YES", specify organization's form used) X X If YES, LIMIT: OED: REPLACEMENT COST X AGREED VALUE X COINSURANCE X If YES, % EQUIPMENT BREAKDOWN (If Applicable) X If YES, LIMIT: 389,870,807 OED: 50,000 ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg X If YES, LIMIT: OED: - Demolition Costs X If YES, LIMIT: 100,000 OED: 50,000 - lncr. Cost of Construction X If YES, LIMIT: 100000 OED: 50,000 EARTH MOVEMENT (If Applicable) X If YES, LIMIT: OED: FLOOD (If Applicable) If YES, LIMIT: OED: WIND/HAIL INCL [J YES 0 NO Subject to Different Provisions X If YES, LIMIT:OED: 50,000 NAMED STORM INCL 0 YES 0 NO Subject to Different Provisions X If YES, LIMIT: OED: PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS X LOCATION/DESCRIPTION THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. ACORDTMEVIDENCE OF COiViMERCit\L PROPERTY INSURANCE'DATE (MM/DDIYYYY) THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND ORALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST. PRODUCER NAME, I PHONE CONTACT PERSON AND ADDRESS UAIC No Ext} Marsh & Mclennan Agency LLC Marsh & Mclennan Ins. Agency LLC 1 Polaris Way #300 Aliso Viejo, CA 92656 949 544-8461 COMPANYNAMEANDADDRESSI NAIC NO: Berkley National Insurance Company IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM POLICY TYPE Commercial Package 38911 FOR EACH FAX CODE: ........ .. .......... ....................L . ?.:............... CUSTOMER ID #: 425629 NAMED INSURED AND ADDRESS Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, CA 90024 LOAN NUMBER I POLICY NUMBER EFFECTIVE DATE J EXPIRATION DATE I ADDITIONAL NAMED INSURED(S) THIS REPLACES PRIOR EVIDENCE DATED:

BOINGWIREL

ACORD™ EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY): 02/20/2019

PRODUCER NAME, CONTACT PERSON AND ADDRESS — PHONE (A/C, No, Ext): 949 544-8461 Marsh & McLennan Agency LLC Marsh & McLennan Ins. Agency LLC 1 Polaris Way #300 Aliso Viejo, CA 92656	COMPANY NAME AND ADDRESS: Berkley National Insurance Company — NAIC NO: 38911
FAX (A/C, No): — E-MAIL ADDRESS: Nicole.Crudup@marshmma.com	IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
CODE: — SUB CODE: AGENCY CUSTOMER ID #: 425629	POLICY TYPE: Commercial Package
NAMED INSURED AND ADDRESS: Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, CA 90024	LOAN NUMBER: — POLICY NUMBER: [Omitted] EFFECTIVE DATE: 07/01/2018 — EXPIRATION DATE: 07/01/2019 — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S):	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION (ACORD 101 may be attached if more space is required) ☐ BUILDING OR ☒ BUSINESS PERSONAL PROPERTY

COVERAGE INFORMATION

PERILS INSURED: ☐ BASIC ☐ BROAD ☒ SPECIAL

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ — DED: 50,000

	YES	NO	N/A		
☒ BUSINESS INCOME ☐ RENTAL VALUE	X			If YES, LIMIT: 2,000,000	Actual Loss Sustained; # of months
BLANKET COVERAGE 371,673,356	X			If YES, indicate value(s) reported on property identified above: $	
TERRORISM COVERAGE				Attach Disclosure Notice / DEC	
IS THERE A TERRORISM-SPECIFIC EXCLUSION?		X			
IS DOMESTIC TERRORISM EXCLUDED?		X			
LIMITED FUNGUS COVERAGE		X		If YES, LIMIT:	DED:
FUNGUS EXCLUSION (IF "YES", specify organization's form used)	X				
REPLACEMENT COST	X				
AGREED VALUE	X				
COINSURANCE		X		If YES, %	
EQUIPMENT BREAKDOWN (If Applicable)	X			If YES, LIMIT: 389,870,807	DED: 50,000
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg		X		If YES, LIMIT:	DED:
- Demolition Costs	X			If YES, LIMIT: 100,000	DED: 50,000
- Incr. Cost of Construction	X			If YES, LIMIT: 100000	DED: 50,000
EARTH MOVEMENT (If Applicable)		X		If YES, LIMIT:	DED:
FLOOD (If Applicable)				If YES, LIMIT:	DED:
WIND/HAIL INCL ☐ YES ☐ NO Subject to Different Provisions	X			If YES, LIMIT:	DED: 50,000
NAMED STORM INCL ☐ YES ☐ NO Subject to Different Provisions	X			If YES, LIMIT:	DED:
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS		X			

CANCELLATION

ADDITIONAL INTEREST

☐ CONTRACT OF SALE ☒ LENDER'S LOSS PAYABLE ☐ LOSS PAYEE
☒ MORTGAGEE

LENDER SERVICING AGENT NAME AND ADDRESS

AUTHORIZED REPRESENTATIVE
Nicole Crudup

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS -Including Special Conditions (Use only if more space is required) s 54987 Page2 of 2 WONDC ACORD 26 (2016/03)

Policy No.: TCP 7008755 - 12 NAMED INSURED EXTENSION Concourse Communications Group, LLC New York Telecom Partners, LLC Chicago Concourse Development Group, LLC Concourse Communications Baltimore, LLC Concourse Communications Canada, Inc. Concourse Communications Detroit, LLC Concourse Communications Minnesota, LLC Concourse Communications Nashville, LLC Concourse Communications Ottawa, LLC Concourse Communications SSP, LLC Concourse Communications St. Louis, LLC Concourse Communications UK, Ltd. Concourse Holding Co., LLC lnGate Holding, LLC lnGate Technologies, LLC Opti-Fi Networks, LLC Tego Communications, Inc. Concourse Communications Illinois, LLC Boingo Holding Paticipacoes Ltda. Concourse Telecomunicacoes Brasil Ltda. Endeka Group, Inc. Advanced Wireless Group, LLC Electronic Media Systems, Inc. Boingo Broadband LLC Boingo Limited Boingo LLC IL OS 83 00 08 15 Page 3 of 3 Includes material copyrighted by Insurance Services Office, Inc., with its permission

SCHEDULE 6.13

(SUBSIDIARIES)

Entity Name	Parent	Jurisdiction of Formation	Number of Shares/Equity Interests Outstanding	Number and Percentage of Outstanding Shares of each Class Owned	Number and Effect (if Exercised) of Outstanding Options, Warrants, Rights of Conversion or Purchase
Advanced Wireless Group, LLC	Boingo Wireless, Inc. Electronic Media Systems, Inc.	FL	100 Membership Units	10 Membership Units (10%) 90 Membership Units (90%)	N/A
Boingo Broadband LLC	Concourse Communications Group, LLC	DE	100% of Membership Interests	100%	N/A
Boingo Holding Participações Ltda	Boingo Wireless, Inc. Timeo Participações Ltda	Brazil	100% of equity interests	75% of all equity interests 25% of all equity interests	N/A
Boingo Limited	Boingo Wireless, Inc.	England and Wales	1 Share	1 share (100%)	N/A
Boingo LLC	Concourse Communications Group, LLC	DE	1 Membership Unit	1 Membership Unit (100%)	N/A
Boingo MDU, LLC	Boingo Wireless, Inc.	DE	1 Membership Unit	1 Membership Unit (100%)	N/A

Entity Name	Parent	Jurisdiction of Formation	Number of Shares/Equity Interests Outstanding	Number and Percentage of Outstanding Shares of each Class Owned	Number and Effect (if Exercised) of Outstanding Options, Warrants, Rights of Conversion or Purchase
Chicago Concourse Development Group, LLC	Concourse Communications Group, LLC Rico Computer Enterprises, Inc.	DE	100% Membership Interest	70% Membership Interest 30% Membership Interest	N/A
Concourse Communications Baltimore, LLC	Concourse Communications Group, LLC	DE	100% of Membership Interests	100%	N/A
Concourse Communications Canada, Inc.	Concourse Communications Group, LLC	DE	100 shares Common Stock	100 shares Common Stock (100%)	N/A
Concourse Communications Detroit, LLC	Concourse Communications Group, LLC	DE	70,000 Common Units 30,000 Class A Units	70,000 Common Units (100% Common Units) 30,000 Class A Units (100% Class A Units)	N/A
Concourse Communications Group, LLC	Concourse Holding Co., LLC	DE	100% of Membership Interests	100%	N/A
Concourse Communications Illinois, LLC	Concourse Communications Group, LLC	IL	100% of Membership Interests	100%	N/A

Entity Name	Parent	Jurisdiction of Formation	Number of Shares/Equity Interests Outstanding	Number and Percentage of Outstanding Shares of each Class Owned	Number and Effect (if Exercised) of Outstanding Options, Warrants, Rights of Conversion or Purchase
Concourse Communications Minnesota, LLC	Concourse Communications Group, LLC	DE	100% of Membership Interests	100%	N/A
Concourse Communications Nashville, LLC	Concourse Communications Group, LLC	IL	100% of Membership Interests	100%	N/A
Concourse Communications Ottawa, LLC	Concourse Communications Group, LLC	IL	100% of Membership Interests	100%	N/A
Concourse Communications SSP, LLC	Concourse Communications Group, LLC	DE	100% of Membership Interests	100%	N/A
Concourse Communications St. Louis, LLC	Concourse Communications Group, LLC	DE	100% of Membership Interests	100%	N/A
Concourse Communications UK Limited	Concourse Communications Group, LLC	England and Wales	1,000 Ordinary Shares	1,000 Ordinary Shares (100%)	N/A

Entity Name	Parent	Jurisdiction of Formation	Number of Shares/Equity Interests Outstanding	Number and Percentage of Outstanding Shares of each Class Owned	Number and Effect (if Exercised) of Outstanding Options, Warrants, Rights of Conversion or Purchase
Concourse Holding Co., LLC	Boingo Wireless, Inc. Tego Communications, Inc.	DE	10,673.044 Class A Units 3,116.926 Class B Units 14,670,181 Common Units	6,466.918 Class A Units 7,347,129 Common Units (Total owned 50.1%) 4,206.126 Class A Units 3,116.926 Class B Units 7,323,052 Common Units (Total owned 49.9%)	Employee Equity Plan (652,008 Units)
Concourse Telecomunicações Brasil Ltda	Boingo Holding Participações Ltda Timeo Participações Ltda.	Brazil	100% equity interest	99.999% of equity interest .001% of equity interest	N/A
Electronic Media Systems, Inc.	Boingo Wireless, Inc.	FL	100 Shares	100 shares (100%)	N/A
Endeka Group, Inc.	Boingo Wireless, Inc.	CA	1 share	1 share (100%)	N/A

Entity Name	Parent	Jurisdiction of Formation	Number of Shares/Equity Interests Outstanding	Number and Percentage of Outstanding Shares of each Class Owned	Number and Effect (if Exercised) of Outstanding Options, Warrants, Rights of Conversion or Purchase
InGate Holding, LLC	Concourse Communications Group, LLC	IL	100% of Membership Interests	100%	N/A
InGate Technologies, LLC	InGate Holding, LLC	DE	100% of Membership Interests	100%	N/A
New York Telecom Partners, LLC	Concourse Communications Group, LLC	DE	100% of Membership Interests	100%	N/A
Opti-Fi Networks, LLC	Boingo Wireless, Inc.	DE	100% of Membership Interests	100%	N/A
Tego Communications, Inc.	Boingo Wireless, Inc.	DE	60,003 Common Stock 5,323.7 Series A Preferred	60,003 Common Stock (100%) 5,323.7 Series A Preferred (100%)	N/A

SCHEDULE 6.17

(INTELLECTUAL PROPERTY RIGHTS)

TRADEMARKS, SERVICE MARKS, TRADE NAMES: (VARIOUS OWNERSHIP - SEE BELOW)

CONCOURSE COMMUNICATIONS GROUP, LLC

REGISTERED MARKS

Mark	Registration No.	Registration Date
CC CONCOURSE COMMUNICATIONS GROUP, LLC and Design	2630504	10/8/02
CONCOURSE COMMUNICATIONS	3650218	7/7/09

ADVANCED WIRELESS GROUP, LLC

REGISTERED MARKS

Mark	Registration No.	Registration Date
AWG-WIFI	4364687	7/9/13

BOINGO MDU, LLC

REGISTERED MARKS

Mark	Registration No.	Registration Date
STREAMFAST	4654548	12/9/14

BOINGO WIRELESS, INC.

REGISTERED MARKS

Mark	Registration No.	Registration Date
BOINGO	2873172	8/17/04
BOINGO BROADBAND	4745257	5/26/15
BOINGO and Design	3517731	10/14/08
BOINGO WI-FINDER	4020471	8/30/11
DON’T JUST GO. BOINGO.	3473546	7/22/08
CLOUDNINE 9 MEDIA and Design	4274673	1/15/13
CLOUD9	4330180	5/7/13

PENDING APPLICATIONS

Mark	Serial No.	Filing Date
BOINGO TV	87454789	5/18/17

BOINGO WIRELESS, INC.

PATENTS

TITLE	PATENT NO.	ISSUE DATE
INTERNET ACCESS CONTROL USING DEPTH PARAMETERS	9521031	12/13/16
SYSTEMS AND METHODS FOR MAC ADDRESS TRACKING FOR A MOBILE DEVICE	9501777	11/22/16
NETWORK ACCESS POINT DETECTION AND USE	9319967	04/19/16
METHOD AND APPARATUS FOR MONITORING WIRELESS NETWORK ACCESS	9301137	03/29/16
APPARATUS AND METHODS FOR ACCESS SOLUTIONS TO WIRELESS AND WIRED NETWORKS	9264435	02/16/16
SYSTEM, METHOD AND APPARATUS FOR DYNAMIC WIRELESS NETWORK DISCOVERY	8831660	09/09/14
METHOD AND APPARATUS FOR MONITORING WIRELESS NETWORK ACCESS	8767686	07/01/14
METHOD AND APPARATUS FOR ACCESSING NETWORKS BY A MOBILE DEVICE	8234381	07/31/12
METHOD AND APPARATUS FOR ACCESSING NETWORKS BY A MOBILE DEVICE	7483984	01/27/09

BOINGO WIRELESS, INC.

PENDING APPLICATIONS

Patent	Appl. No.	Filing Date
SYSTEMS AND METHODS FOR MAC ADDRESS TRACKING FOR A MOBILE DEVICE	15286497 20170024763	10/05/16

BOINGO WIRELESS, INC.

COPYRIGHTS

TITLE	REG. NO.	REG. DATE
INTRODUCING BOINGO WIRELESS INTERNET SERVICE.	TX0005514024	01/31/02

SCHEDULE 6.20(a)

(LOCATIONS OF REAL PROPERTY)

Location	Leased/Owned	Lessee
10960 Wilshire Blvd., Suites 2300 and 2400 Los Angeles, CA 90024	Leased	Boingo Wireless, Inc.
10960 Wilshire Blvd., Suite 2300 Storage Los Angeles, CA 90024	Leased	Boingo Wireless, Inc.
10960 Wilshire Blvd., Suite 2300 2nd Storage Los Angeles, CA 90024	Leased	Boingo Wireless, Inc.
2150 S. Central Expressway, Suite 200 McKinney, TX 75070	Leased	Boingo Wireless, Inc.
2215 York Road, Suite 415 Oak Brook, IL 60523	Leased	Boingo Wireless, Inc.
One Market Street, 36th Floor San Francisco, CA 94105	Leased	Boingo Wireless, Inc.
3000 Marcus Avenue, Suite 2E6 Lake Success, NY 11042	Leased	New York Telecom Partners, LLC
580 Broadway, Suite 901 New York, NY 10012	Leased	Boingo Wireless, Inc.
180 Meeting Street, Suite 200 Charleston, SC 29401	Leased	Boingo MDU, LLC
103 Trade Zone Drive, Suites 30C and a portion of 28C Columbia, SC 29170	Leased	Boingo MDU, LLC
103 Trade Zone Drive, warehouse space Columbia, SC 29170	Leased	Boingo MDU, LLC
Detroit Metro Airport McNamara Terminal, Building-830-#2559 Detroit, MI 48242	Leased	Boingo Wireless, Inc.
1080 Entry Drive Bensonville, IL 60106	Leased	Boingo Wireless, Inc.
Olen Pointe Three Pointe Drive, Suite 200 Brea, CA 92821	Leased	Boingo Wireless, Inc.
80 S.W. 8th Street, Suite 2000 Miami, FL 33130	Leased	Electronic Media Systems, Inc.

SCHEDULE 6.20(b)

(TAXPAYER AND ORGANIZATIONAL IDENTIFICATION NUMBERS)

[OMITTED]

SCHEDULE 6.20(c)

(CHANGES IN LEGAL NAME, STATE OF FORMATION, STRUCTURE)

None.

SCHEDULE 7.02(j)

(NY MTA PROJECT BUDGET REQUIREMENTS)

With respect to each NY MTA Project:

Part A

•                 Budget – Carrier specified/reimbursable expenditures (including capital expenditures)

•                 Capital expenditures for the Test Period most recently ended

•                 Total capital expenditures spent with respect to such project (determined as of the last day of the Test Period most recently ended)

•                 Capital Expenditures anticipated to be spent from the last day of the Test Period most recently ended through project completion

Part B

•                 Carrier contract status updates (which can be in form of a customary “management discussion and analysis”)

•                 Build progress updates (which can be in form of a customary “management discussion and analysis”)

SCHEDULE 7.15

(EXCLUDED ACCOUNTS)

[OMITTED]

SCHEDULE 8.01

(LIENS EXISTING ON THE CLOSING DATE)

None.

SCHEDULE 8.02

(INVESTMENTS EXISTING ON THE CLOSING DATE)

Investments constituting ownership of the Equity Interests in Subsidiaries described on Schedule 6.13.

SCHEDULE 8.03

(INDEBTEDNESS EXISTING ON THE CLOSING DATE)

None.

SCHEDULE 11.02

(CERTAIN ADDRESSES FOR NOTICES)

LOAN PARTIES:

Boingo Wireless, Inc.

New York Telecom Partners, LLC (c/o Boingo Wireless, Inc.)

10960 Wilshire Blvd., 23rd Floor

Los Angeles, CA  90024

Attention: [Omitted]

With copies to: (which shall not constitute notice)

Boingo Wireless, Inc.

10960 Wilshire Blvd., 23rd Floor

Los Angeles, CA  90024

Attention: [Omitted]

Chapman and Cutler LLP

595 Market Street, 26th Floor

San Francisco, CA  94105

Attention: [Omitted]

Email: [Omitted]

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for advances, payments and Requests for Credit Extensions):

Bank of America, N.A., as Administrative Agent

2380 Performance Drive

Building C, TX2-984-03-23

Richardson, TX 75082

Attention:  [Omitted]

Tel: [Omitted]

Facsimile: [Omitted]

Email: [Omitted]

Remittance Instructions – USD:

Bank of America, N.A.

New York, NY

ABA# [Omitted]

Account No.:  [Omitted]

Account Name: [Omitted]

Ref: [Omitted]

Other Notices as Administrative Agent:

Bank of America, N.A., as Administrative Agent

900 W. Trade St., 6th Floor

NC1-026-06-03

Charlotte, NC 28255

Attention:  [Omitted]

Tel: [Omitted]

Facsimile: [Omitted]

Email: [Omitted]

L/C ISSUERS:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, Pa. 18507

Attention:  [Omitted]

Tel: [Omitted]

Facsimile: [Omitted]

Email: [Omitted]

Remittance Instructions:

Bank of America, N.A.

New York, NY

ABA #: [Omitted]

Account #: [Omitted]

Attn: [Omitted]

Ref: [Omitted]

Silicon Valley Bank

1901 Main Street, 3rd Floor

Santa Monica, CA 90405

Telephone: [Omitted]

Email: [Omitted]

Attn: [Omitted]

[Omitted]

SWING LINE LENDER:

Bank of America, N.A., as Swing Line Lender

Bank of America, N.A.

2380 Performance Drive

Building C, TX2-984-03-23

Richardson, TX 75082

Attention:  [Omitted]

Tel: [Omitted]

Facsimile: [Omitted]

Email: [Omitted]

Remittance Instructions – USD:

Bank of America, N.A.

New York, NY

ABA# [Omitted]

Account No.:  [Omitted]

Account Name: [Omitted]

Ref: [Omitted]

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 26, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐ A Borrowing of [Revolving Loans][the Term Loan]1

☐ A conversion or continuation of [Revolving Loans][the Term Loan]

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of [2] months.

[With respect to such Borrowing, the undersigned Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Sections 5.02(a) and (b) [and (e)]3 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.]

1 As set forth in Section 2.01(a) and (b) of the Credit Agreement, the Company shall be the sole Borrower with respect to Revolving Loans and NY Telecom shall be the sole Borrower with respect to the Term Loan.

2 Per the definition of “Interest Period” in Section 1.01 of the Credit Agreement, one (1), two (2), three (3) or six (6) months (in each case, subject to availability).

3 Bracketed language regarding Section 5.02(e) of the Credit Agreement to be included in the first Request for Credit Extension to be submitted after the Closing Date requesting a Borrowing of Revolving Loans or Swing Line Loans.

[BOINGO WIRELESS, INC.,
a Delaware corporation

By:
Name:
Title:]

[NEW YORK TELECOM PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:]

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:       Bank of America, N.A., as Swing Line Lender

Cc:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 26, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

With respect to such Borrowing of Swing Line Loans, the Company hereby represents and warrants that (i) such request complies with the requirements of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Sections 5.02(a) and (b) [and (e)]4 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

BOINGO WIRELESS, INC.,
a Delaware corporation

By:
Name:
Title:

4 Bracketed language regarding Section 5.02(e) of the Credit Agreement to be included in the first Request for Credit Extension to be submitted after the Closing Date requesting a Borrowing of Revolving Loans or Swing Line Loans.

EXHIBIT C

FORM OF REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to ____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of February 26, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, as a Borrower, New York Telecom Partners, LLC, a Delaware limited liability company, as a Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The Company promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

THIS REVOLVING NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS REVOLVING NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this Revolving Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

BOINGO WIRELESS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT D

FORM OF SWING LINE NOTE

FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to BANK OF AMERICA, N.A. or its registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Company under that certain Credit Agreement, dated as of February 26, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, as a Borrower, New York Telecom Partners, LLC, a Delaware limited liability company, as a Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The Company promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made directly to the Swing Line Lender in Dollars in immediately available funds.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Swing Line Note is the Swing Line Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business.  The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

THIS SWING LINE NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this Swing Line Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

BOINGO WIRELESS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT E

FORM OF TERM NOTE

FOR VALUE RECEIVED, the undersigned (“NY Telecom”), hereby promises to pay to ____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to NY Telecom under that certain Credit Agreement, dated as of February 26, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among NY Telecom, as a Borrower, Boingo Wireless, Inc., a Delaware corporation, as a Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

NY Telecom promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

NY Telecom, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS TERM NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS TERM NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, NY Telecom has caused this Term Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NEW YORK TELECOM PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

For the fiscal [year][quarter] ended _________________, 20___.

I, ______________________, [Title] of BOINGO WIRELESS, INC., a Delaware corporation (the “Company”), hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement, dated as of February 26, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, as a Borrower, New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.        Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.        Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.         The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

3.         A review of the activities of the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company and its Subsidiaries performed and observed all their respective obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Company and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.         The financial covenant analyses and calculation as of the last day of and for the period covered by the financial statements enclosed herewith and set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

5.         Attached hereto as Schedule 3 is a calculation of (i) the amount of Consolidated Capital Expenditures for the applicable period and (ii) the amount of capital expenditures made during the applicable period with respect to each NY MTA Project.

6.         Attached hereto as Schedule 4 is a budget of the Company and its Subsidiaries for each NY MTA Project, in each case, including the budget items set forth on Schedule 7.02(j) to the Credit Agreement.

[Include paragraph 7 for Compliance Certificates delivered in connection with fiscal-year-end statements]

7.         Attached hereto as Schedule 5 is a list of all (a) applications by any Loan Party for Copyrights, Patents or Trademarks since [the fiscal period covered by the previous fiscal year-end Compliance Certificate] [the Closing Date], (b) issuances of registrations or letters on any such existing applications received since [the fiscal period covered by the previous fiscal year-end Compliance Certificate] [the Closing Date] and (c) all Trademark Licenses, Patent Licenses and Copyright Licenses entered into by any Loan Party since [the fiscal period covered by the previous fiscal year-end Compliance Certificate] [the Closing Date].

[Include paragraph 8 for Compliance Certificates delivered in connection with fiscal-year-end statements]

8.         Attached hereto as Schedule 6 is the insurance binder or other evidence of insurance for any Loan Party or Subsidiary that was renewed, replaced, or modified during the fiscal period covered by the financial statements delivered herewith.

[Include paragraph 9 for any Compliance Certificates for a fiscal period in which material changes were made in GAAP and/or in the consistent application thereof]

[9.        The following is a summary of all material changes in GAAP and in the consistent application thereof since ___________ (the date of the last similar certification or, if none, the Closing Date): [insert summary]]

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 20__.

BOINGO WIRELESS, INC.,
a Delaware corporation

By:

Name:

Title:

Schedule 1 to Compliance Certificate

Financial Statements for [Fiscal Quarter Ending] [Fiscal Year Ending] ______________, 20[__]

Schedule 2 to Compliance Certificate

Computation of Financial Covenants

Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.  In the event of conflict between the provisions and formulas set forth in this Schedule 2 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

1.                                    Consolidated Total Leverage Ratio

(a)	Consolidated Funded Indebtedness as of the last day of the applicable period

(i)

Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP (defined as, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP):

(A)

all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments

$

		(B)	all purchase money Indebtedness	$

(C)

the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business)

$

		(D)	all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments[5]	$

(E)

all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created (unless subject to a bona fide dispute)), including, without limitation any Earn Out Obligations (including, for the avoidance of doubt, the Elauwit Earn Out Obligations)

$

5  For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

		(F)	the Attributable Indebtedness of such Person in respect of Capital Leases, Securitization Transactions and Synthetic Leases	$

(G)

all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends

$

(H)

all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed

$

		(I)	all Guarantees with respect to Funded Indebtedness of the types specified in clauses (A) through (H) above of another Person	$

(J)

all Funded Indebtedness of the types referred to in clauses (A) through (I) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to such Person

$

	(ii)	Consolidated Funded Indebtedness 1.(a)(i)(A) + 1.(a)(i)(B) + 1.(a)(i)(C) + 1.(a)(i)(D) + 1.(a)(i)(E) + 1.(a)(i)(F) + 1.(a)(i)(G) + 1.(a)(i)(H) + 1.(a)(i)(I) + 1.(a)(i)(J)		$

(b)	Consolidated EBITDA for the Company and its Subsidiaries on a consolidated basis for the period of four fiscal quarters most recently ended[6]

	(i)	Consolidated Net Income for such period		$

The following clauses (ii) through (viii) (without duplication) to the extent deducted in calculating such Consolidated Net Income, all as determined in accordance with GAAP:

	(ii)	Consolidated Interest Charges for such period		$

6  To the extent included in Consolidated Net Income, any non-cash gains or losses from the mark-to-market of Swap Contracts shall be excluded from the calculation of Consolidated EBITDA.

	(iii)	the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period	$

	(iv)	depreciation and amortization expense for such period	$

	(v)	any non-cash stock-based compensation expense for such period	$

(vi)

any other non-cash charges, expenses or losses for such period (excluding write-downs of accounts receivable and any other non-cash charges, expenses or losses to the extent representing accruals of or reserves for cash items in any future period or an amortization of a prepaid cash expense)

$

	(vii)	any cash charges for such period that are infrequent and unusual[7]	$

	(viii)	non-recurring transaction fees and expenses for such period in connection with Convertible Bond Indebtedness incurred in reliance on Section 8.03(n) of the Credit Agreement	$

The following clauses (ix) through (xi) (without duplication) to the extent included in calculating such Consolidated Net Income:

	(ix)	all non-cash income or gains for such period	$

	(x)	federal, state, local and foreign income tax credits of the Company and its Subsidiaries during such period	$

	(xi)	cash gains for such period that are infrequent and unusual	$

	(xii)	Consolidated EBITDA:
		1.(b)(i) + 1.(b)(ii) +1.(b)(iii) + 1.(b)(iv) + 1.(b)(v) + 1.(b)(vi) + 1.(b)(vii) + 1.(b)(viii) – 1.b.(ix) – 1.b.(x) – 1.b.(xi):	$

(c)	Consolidated Total Leverage Ratio			. to 1.00
	1.(a)(ii) / 1.(b)(xii)	Maximum Permitted: 4.50 to 1.00

7  The aggregate amount added pursuant to clause (vii) shall not exceed ten percent (10%) of Consolidated EBITDA (determined prior to giving effect to the add-back in clause (vii)) for such period.

2.                                    Consolidated Senior Secured Leverage Ratio

(a)

Consolidated Funded Indebtedness that is secured by a Lien on any property of the Company or any Subsidiary (other than any Consolidated Funded Indebtedness that is contractually subordinated in right of payment to the Obligations)

$

(b)	Consolidated EBITDA for the period of the four fiscal quarters most recently ended [1.(b)(xii) above]	$

(c)	Consolidated Senior Secured Leverage Ratio
	2.(a) / 2.(b)		. to 1.00
Maximum Permitted: 2.50 to 1.00

3.                                    Consolidated Fixed Charge Coverage Ratio

(a)	Consolidated EBITDA for the period of the four fiscal quarters most recently ended [1.(b)(xii) above]		$

	(i)	Consolidated Cash Taxes for such period	$

	(ii)	The lesser of (x) Consolidated Capital Expenditures for such period and (y) three percent (3%) of Consolidated Revenues for such period	$

	(iii)	3.(a) - 3.(a)(i) - 3.(a)(ii)	$

(b)	Consolidated Fixed Charges for the Company and its Subsidiaries for the period of the four fiscal quarters most recently ended

	(i)	the cash portion of Consolidated Interest Charges for such period[8]	$

	(ii)	Consolidated Scheduled Funded Debt Payments for such period	$

	(iii)	the amount of cash Restricted Payments made by the Loan Parties during such period (other than the aggregate amount of all 2019 Restricted Stock Unit Settlements made during such period)	$

	(iv)	3.(b)(i) + 3.(b)(ii) + 3.(b)(iii)	$

(c)	Consolidated Fixed Charge Coverage Ratio			. to 1.00
	3.(a)(iii) / 3.(b)(iv)	Minimum Permitted: 1.50 to 1.00

8  For any calculation of Consolidated Fixed Charges occurring prior to the one-year anniversary of the Closing Date, actual cash Consolidated Interest Charges from the Closing Date through the applicable fiscal quarter end shall be annualized for purposes of calculating the cash portion of Consolidated Interest Charges for the relevant calculation period of four fiscal quarters.

4.                                    Cash on Hand9

(a)	Cash on Hand as of the last day of the applicable period	$

(b)

Aggregate amount of all remaining capital expenditures estimated to be made by the Company and its Subsidiaries with respect to each NY MTA Project pursuant to the applicable budget attached hereto as Schedule 3

$

(c)

Aggregate amount of all such remaining capital expenditures described in the foregoing clause (b) that are to be reimbursed by a third party (other than, for the avoidance of doubt, the Company or a Subsidiary) pursuant to a written agreement between the Company or any Subsidiary and such third party (other than, for the avoidance of doubt, the Company or a Subsidiary)

$

(d)	4.(b) - 4.(c)	$

(e)	Does 4.(a) exceed 4.(d)?		[Yes] / [No]

9  To be tested commencing with the period in which the Initial Budgets for all NY MTA Projects are delivered pursuant to Section 7.02(j) of the Credit Agreement.

Schedule 3

Consolidated Capital Expenditures and NY MTA Project Capital Expenditures

Schedule 4

Budgets for each NY MTA Project

[Schedule 5

Intellectual Property]

[Schedule 6

Insurance]

EXHIBIT G

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the “New Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of February 26, 2019, by and among BOINGO WIRELESS, INC., a Delaware corporation (the “Company”), NEW YORK TELECOM PARTNERS, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.  All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor”.  Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the holders of the Obligations:

1.                                    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.

2.                                    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties (as such term is defined in the Security Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in the Security Agreement) of the New Subsidiary.

3.                                    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a “Pledgor” (as such term is defined in the Pledge Agreement) thereunder as if it had executed the Pledge Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties (as such term is defined in the Pledge

Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Pledged Collateral (as such term is defined in the Pledge Agreement) of the New Subsidiary.

4.                                    The New Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Obligations, that:

(i)                                  The New Subsidiary’s chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the New Subsidiary keeps its books and records at such locations.

(ii)                              The location of all owned and leased real property of the New Subsidiary is as shown on Schedule 2 attached hereto.

(iii)                          The New Subsidiary’s legal name and jurisdiction of organization is as shown in this Agreement and the New Subsidiary has not in the past five (5) years changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

(iv)                          Set forth on Schedule 4 attached hereto is a complete and accurate list of each Subsidiary of the New Subsidiary, together with, with respect to each such Subsidiary of the New Subsidiary, (a) its jurisdiction of organization, (b) the number of shares of each class of Equity Interests outstanding, (c) the number and percentage of outstanding shares of each class owned (directly or indirectly) by such New Subsidiary or any Loan Party and (d) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

(v)                              The patents, copyrights, and trademarks listed on Schedule 5 attached hereto constitute all of the registrations and applications for the patents, copyrights and trademarks owned by the New Subsidiary.

(vi)                          The deposit accounts and securities accounts listed on Schedule 6 attached hereto constitute all of the deposit accounts and securities accounts owned by the New Subsidiary.

(vii)                      Schedule 7 attached hereto sets forth a complete and accurate list of any Instruments, Documents and Tangible Chattel Paper constituting Collateral (in each case, as such term is defined in the Security Agreement) owned by the New Subsidiary that are required to be pledged and delivered to the Administrative Agent pursuant to the Security Agreement.

(viii)                  Schedule 8 attached hereto sets forth a complete and accurate list of (i) any Pledged Collateral (as such term is defined in the Pledge Agreement) owned by the New Subsidiary, including any certificates or other instruments representing Pledged Collateral that is required to be pledged and delivered to the Administrative Agent pursuant to the Pledge Agreement.

5.                                    The address of the New Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention of ______________ (Facsimile No. ____________).

6.                                    The New Subsidiary hereby waives acceptance by the Administrative Agent, any Lender or any other holder of the Obligations of the guaranty by the New Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

7.                                    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.                                    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1

[Chief Executive Office, Tax Identification Number, Organization Identification Number and Chief Place of Business of New Subsidiary]

Schedule 2

[Owned and Leased Real Property]

Schedule 3

[Prior Names, Mergers, Consolidations, Changes in Structure and Tradenames]

Schedule 4

[Subsidiaries]

Schedule 5

[Patents, Copyrights, and Trademarks]

Schedule 6

[Deposit and Securities Accounts]

Schedule 7

[Instruments, Documents and Chattel Paper]

Schedule 8

[Pledged Collateral]

Exhibit H

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]10]

3.	Borrowers:	BOINGO WIRELESS, INC., a Delaware corporation and NEW YORK TELECOM PARTNERS, LLC, a Delaware limited liability company

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

Credit Agreement dated as of February 26, 2019, among the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

10Select as applicable.

6.	Assigned Interest:

Facility Assigned[11]	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[12]
	$	$	%
	$	$	%
	$	$	%

[7.        Trade Date:                      ______________]13

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[signature pages follow]

11Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Loan Commitment”, etc.).

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

12Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

13To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][14] Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By
Name:
Title:

[Consented to:][15]

[BANK OF AMERICA, N.A., as [an L/C Issuer][and the Swing Line Lender]]

By
Name:
Title:

[SILICON VALLEY BANK, as an L/C Issuer]

By
Name:
Title:

14To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

15To be added only if the consent of the Company and/or other parties (e.g., an L/C Issuer or the Swing Line Lender) is required by the terms of the Credit Agreement.

[BOINGO WIRELESS, INC.],
a Delaware corporation

By
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) as of the Effective Date, it is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Internal Revenue Code, (C) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code or (D) a “governmental plan” within the meaning of ERISA, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                            , 20___

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                            , 20___

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                            , 20___

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                            , 20___

EXHIBIT J

FORM OF SECURED PARTY DESIGNATION NOTICE

Date:  _________, _____

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE is made by _______________________, a ______________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent have entered into that certain Credit Agreement, dated as of February 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrowers;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Treasury Management Agreement][Swap Contract] as a [“Secured Treasury Management Agreement”][“Secured Swap Agreement”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice:

1.         Designation.  [_____________] hereby designates the [Treasury Management Agreement][Swap Contract] described on Schedule 1 hereto to be a [“Secured Treasury Management Agreement”][“Secured Swap Agreement”] and hereby represents and warrants to the Administrative Agent that such [Treasury Management Agreement][Swap Contract] satisfies all the requirements under the Loan Documents to be so designated.  By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Treasury Management Agreement][Secured Swap Agreement] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including, without limitation, the provisions of Section 10.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Treasury Management Agreement][Swap Contract].  Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(c) of the Credit Agreement.

2.         GOVERNING LAW.  THIS SECURED PARTY DESIGNATION NOTICE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURED PARTY DESIGNATION NOTICE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DESIGNOR:

By:

Name:

Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

Schedule 1

To Secured Party Designation Notice

EXHIBIT K

FORM OF NOTICE OF LOAN PREPAYMENT

TO:      Bank of America, N.A., as [Administrative Agent][Swing Line Lender]

RE:                         Credit Agreement, dated as of February 26, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Boingo Wireless, Inc., a Delaware corporation (the “Company”), New York Telecom Partners, LLC, a Delaware limited liability company (“NY Telecom” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), the other Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

DATE: ___________, 20[__]

The undersigned Borrower hereby notifies the [Administrative Agent][Swing Line Lender] that on _____________, pursuant to the terms of Section 2.05 of the Credit Agreement, the undersigned Borrower intends to prepay the following Loans as more specifically set forth below:

☐                                   Voluntary prepayment of [Revolving Loans][the Term Loan] in the following amount(s):

☐                                   Eurodollar Rate Loans: $                                            16

Applicable Interest Period:                                         17

☐                                   Base Rate Loans: $                                        18

☐            Voluntary prepayment of Swing Line Loans in the following amount(s): $                 19

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[Signature page follows]

16  Minimum principal prepayment required of $1,000,000 (or, if less, the entire principal amount thereof then outstanding).

17  Per the definition of “Interest Period” in Section 1.01 of the Credit Agreement, one (1), two (2), three (3) or six (6) months (in each case, subject to availability).

18  Minimum principal prepayment required of $1,000,000 (or, if less, the entire principal amount thereof then outstanding).

19  Minimum principal prepayment required of $500,000 (or, if less, the entire principal amount thereof then outstanding).

The undersigned Borrower has caused this Notice of Loan Prepayment to be duly executed and delivered as of the date first above written.

[BOINGO WIRELESS, INC.,
a Delaware corporation

By:
Name:
Title:]

[NEW YORK TELECOM PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:]

EXHIBIT L

FORM OF LETTER OF CREDIT REPORT

TO:                                                                        Bank of America, N.A., as Administrative Agent

RE:                                                                         Credit Agreement, dated as of February 26, 2019, by and among Boingo Wireless, Inc., a Delaware corporation (the “Company”), as a Borrower, New York Telecom Partners, LLC, a Delaware limited liability company, as a Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:                                                 [Date]

The undersigned, [insert name of L/C Issuer] (the “L/C Issuer”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.03(l) of the Credit Agreement.

The L/C Issuer plans to issue, amend, renew, increase or extend the follow Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[The L/C Issuer made a payment, with respect to L/C No. _______, on [insert date] in the amount of [$]_____________].

[The Company failed to reimburse the L/C Issuer for a payment made in the amount of [$][insert amount of such payment] pursuant to L/C No. ______ on [insert date of such failure], with respect to L/C No. _______.]

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[L/C ISSUER],
as L/C Issuer

By:
Name:
Title: